FORM 10-K                                       Page 171

Exhibit 10.1












                EMPLOYEES' RETIREMENT PLAN

                            OF

                  CONE MILLS CORPORATION






























         As Amended and Restated September 1, 1993

FORM 10-K                                       Page 172

                     TABLE OF CONTENTS

                                                      Page

INTRODUCTION                                           176


ARTICLE I.   DEFINITIONS

   1.01   Accredited Service                           179
   1.02   Accrued Benefit                              179
   1.03   Actuarial Equivalent                         180
   1.04   Actuary                                      182
   1.05   Affiliate                                    182
   1.06   Annuity Starting Date                        182
   1.07   Approved Leave                               183
   1.08   Average Monthly Compensation                 183
   1.09   Average Monthly Covered Compensation         185
   1.10   Beneficiar                                   186
   1.11   Board of Directors                           186
   1.12   Code                                         186
   1.13   Companies or Cone                            186
   1.14   Computation Period                           186
   1.15   Continuous Service                           186
   1.16   Disability Leave                             187
   1.17   Effective Date                               187
   1.18   Eligible Employee                            187
   1.19   Employee                                     188
   1.20   Employer                                     189
   1.21   Employment Commencement Date                 189
   1.22   ERISA                                        189
   1.23   Hour(s) of Service                           189
   1.24   Investment Manager                           191
   1.25   Member                                       191
   1.26   Normal Retirement Date                       191
   1.27   Offset Value                                 191
   1.28   One-Year Break in Service                    192
   1.29   Participation Date                           192
   1.30   Part-Time Employee                           193
   1.31   Pension Committee                            193
   1.32   Period of Service                            193
   1.33   Period of Severance                          193
   1.34   Plan                                         193
   1.35   Plan Year                                    193
   1.36   Retirement, Retired                          193
   1.37   Rule of Parity Years                         193
   1.38   Severance from Service Date                  194
   1.39   Spouse or Surviving Spouse                   194

FORM 10-K                                       Page 173

                                                      Page

   1.40   Suspended Member                             194
   1.41   Termination of Employment                    195
   1.42   Total Years of Service                       195
   1.43   Transfer Contribution                        195
   1.44   Trust and Trust Fund                         196
   1.45   Trust Agreement                              196
   1.46   Trustee                                      196
   1.47   Year of Service                              196

ARTICLE II.  MEMBERSHIP IN PLAN

   2.01   Automatic Membership                         199
   2.02   Irrevocable Membership                       199
   2.03   Suspended Membership                         199
   2.04   Termination of Membership                    199

ARTICLE III. FUNDING POLICY AND CONTRIBUTIONS

   3.01   Members                                      200
   3.02   Company Contributions                        200
   3.03   Contribution Conditioned on Deductibility    200
   3.04   Transfer Contributions                       200

ARTICLE IV.  RETIREMENT

   4.01   Normal Retirement                            201
   4.02   Early Retirement                             201
   4.03   Notice to Pension Committee                  201
   4.04   Postponed Retirement                         201
   4.05   Date of First Payment                        201
   4.06   Date of Last Payment                         201
   4.07   Re-employment of Retired Member              201


ARTICLE V.   METHODS OF PAYMENT

   5.01   Method 1.  Life Income with 120 Months Certain   203
   5.02   Method 2.  Life Income with no Death Benefit     203
   5.03   Method 3.  Qualified Joint and Survivor Annuity  203
   5.04   Group Annuity Contract                           204
   5.05   Special Distribution Provisions                  204
   5.06   Normal Form of Benefit                           205
   5.07   Eligible Rollover Distributions                  206
   5.08   Commencement of Benefits                         208
   5.09   Qualified Domestic Relations Order               208

FORM 10-K                                       Page 174

ARTICLE VI.  COMPUTATION OF PENSION                  Page

   6.01   Retirement Benefits                          210
   6.02   Early Retirement                             212
   6.03   Disability Retirement                        213
   6.04   Maximum Pension                              213
   6.05   Determination of Top-Heavy Status            218
   6.06   Top-Heavy Definitions                        219
   6.07   Top-Heavy Requirements                       224

ARTICLE VII. BENEFITS UPON TERMINATION OF EMPLOYMENT OTHER
THAN AT RETIREMENT

   7.01   Vested Benefits/Termination of Employment
          with Less than Five Years of Service         226
   7.02   Termination of Employment with at Least Five
          Years of Service                             226
   7.03   Accrued Benefit of Reemployed Members        227
   7.04   Involuntary Termination of Employment        227

ARTICLE VIII. BENEFITS PAYABLE BY REASON OF DEATH

   8.01   Death of a Member without a Surviving Spouse 229
   8.02   Death of a Member with a Surviving Spouse    230
   8.03   Qualified Preretirement Survivor Annuity     231
   8.04   Designation of Beneficiaries                 232
   8.05   Legal Disability of Beneficiary              233

ARTICLE IX.  TRUST FUND AND ADMINISTRATION OF THE PLAN

   9.01   Named Fiduciaries & Allocation of
          Responsibility                               234
   9.02   Duties and Responsibilities                  235
   9.03   Trust Fund                                   235
   9.04   Enforceable Rights                           236
   9.05   Impossibility of Diversion                   236
   9.06   Pension Committee                            236
   9.07   Officers, Quorums, Expenses                  236
   9.08   Investment Power                             237
   9.09   Duties of Investment Manager                 237
   9.10   Information to Investment Manager            237
   9.11   Notice to Trustee                            238
   9.12   Duties of the Pension Committee              238
   9.13   Notice of Payments Due                       238
   9.14   Records and Reports                          238
   9.15   Exoneration of Pension Committee             239
   9.16   Errors and Omissions                         239
   9.17   Fees and Expenses                            240
   9.18   Voting and Tendering of Shares               240
   9.19   Claim Procedure                              240

FORM 10-K                                       Page 175

ARTICLE X.   AMENDMENT, TERMINATION AND MERGER
                                                Page

  10.01   Amendment                                    241
  10.02   Termination                                  242
  10.03   Limitation of Benefits on Plan Termintation  243
  10.04   Discontinuance of Contributions              244
  10.05   Plan Merger or Asset Transfer                244
  10.06   Continuation of the Plan                     245

ARTICLE XI.  MULTIPLE COMPANIES INCLUDED

  11.01   Plan Sponsor and Other Employers             246
  11.02   Method of Participation                      246
  11.03   Withdrawal by Employer                       246
  11.04   Tax Year                                     247

ARTICLE XII. GENERAL

  12.01   Plan Creates No Separate Rights              248
  12.02   Delegation of Authority                      248
  12.03   Limitation of Liability                      248
  12.04   Legal Action                                 249
  12.05   Benefits Supported Only by Trust             250
  12.06   Discrimination                               250
  12.07   Model Amendment IV                           250
  12.08   Entire Plan                                  250

SIGNATURE PAGE                                         251

APPENDIX A                                             252

 Table   I     Early Retirement Factors Plan Percentages   253
               For Early Payment of Method I:  Life with
               120 Months Certain
 Table  II     Method 2:  Life Income Only                 254
 Table III     Joint and 50PC Survivor Option Factors    255-256
 Table  IV     Actuarial Equivalent Factors to convert     257
               a monthly Life Annuity with 120 payments
               certain Payable at age 65
 Table   V     Factors to Convert a 10 Year Certain and    258
               Life Annuity to a Straight Life Annuity
               at Ages Shown
 Table  VI     Factors to Convert Monthly Payments of a    259
               10-Year Certain and Life Benefit Beginning at a Stated Age to its Actuarial Equivalent
               Beginning at a later Age

FORM 10-K                                       Page 176

                EMPLOYEES' RETIREMENT PLAN
                            OF
                  CONE MILLS CORPORATION


                       INTRODUCTION


     The Employees' Retirement Plan of Cone Mills Corporation (the "Original Plan") became effective on December 1, 1946. Its principal purposes have been to promote financial security of retired, salaried employees by providing a monthly pension income and to encourage the interest of salaried employees in the successful business operations of Cone Mills. In conjunction with the adoption of the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), the Original Plan was amended to suspend benefits accrued after December 31, 1983, for a period of six months. The Original Plan was terminated as of June 30, 1984 with respect to retired and terminated participants, and benefits accrued through December 31, 1983, for all participants were fully vested and funded through the purchase of a group annuity contract with the Prudential Insurance Company of America.

     On July 1, 1984, a second Employees' Retirement Plan of Cone Mills Corporation was adopted (the "Spin-Off Plan") as a continuation of the Original Plan for active participants and to provide for the same level of benefits to eligible salaried employees as the Original Plan. From July 1 through December 31, 1984, benefit accruals were at a doubled rate so that salaried employees who worked throughout 1984 would accrue pension benefits under the Spin-Off Plan in the amount that would have accrued had the six months suspension not occurred. Benefits provided under the Spin-Off Plan are coordinated with the 1983 ESOP through use of a floor offset arrangement in accordance with Rev. Rul. 76-259. Pursuant to the floor offset arrangement, if a participant is to receive the full pension benefit from the Spin-Off Plan attributable to service after 1983, he must elect to transfer to the trustee of the Spin-Off Plan from his ESOP-A Account in the 1983 ESOP an amount equal to the actuarial equivalent of that pension benefit. As explained below, prior to March 31, 1993, a participant's total account balance in the 1983 ESOP was subject to the floor offset rules. Alternatively, the participant may elect to receive a distribution of his ESOP-A Account under the terms of the 1983 ESOP and his pension benefit attributable to service after 1983 under the Spin-Off Plan will be reduced by the actuarial equivalent of the ESOP account.

FORM 10-K                                       Page 177

     The Spin-Off Plan has been amended at various times primarily to comply with applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. Effective January 1, 1985, the Spin-Off Plan was amended and restated to incorporate the provisions of the Retirement Equity Act. Amendments effective in 1988, 1989, and 1991 redefined Average Monthly Compensation, Average Monthly Covered Compensation, and the methods by which pension benefits are paid.

     On January 17, 1989, pursuant to Internal Revenue Service Notice 88-133, Cone Mills adopted Alternative IID for the purpose of deferring the application of certain proposed regulations issued under the Tax Reform Act of 1986. The Board of Directors on November 16, 1989, authorized an extension of the Alternative IID amendment to the 1990 Plan Year in accordance with Internal Revenue Service Notice 89-92. Subsequent amendments to the Spin-Off Plan and further regulatory action by the Internal Revenue Service have made Alternative IID relief unnecessary after 1990; accordingly, the amendments described above are effectively revoked by this amended and restated plan document.

     Effective March 31, 1993, an amendment to the Spin-Off Plan redefined Offset Value to apply only to a participant's ESOP-A Account. This amendment reflected a corresponding amendment to the 1983 ESOP which restated account balances in that plan into ESOP-A and ESOP-B Accounts. The amount credited to each Member's ESOP-A Account as of March 31, 1993, was the difference between his total Account balance on that date, including the allocation of Company Contributions for 1992 and dividends and other investment earnings paid or accrued, and his ESOP-B Account. A Member's ESOP-B Account as of March 31, 1993, represented the excess, if any, of his total ESOP Account as of December 31, 1991, which included dividends payable on March 31, 1992, over the calculated single sum value of his aggregate monthly pension benefit payable at age 65. After March 31, 1993, investment earnings will be credited to ESOP-A and ESOP-B Accounts in proportion to the assets held in the respective Accounts. Accordingly, each participant's ESOP-A Account after March 31, 1993, will be subject to transfer to the trustee of the Spin-Off Plan pursuant to the floor offset arrangement and his ESOP-B Account will be eligible for distribution to the participant (or his Beneficiary) under the terms and conditions of the 1983 ESOP.

FORM 10-K                                       Page 178

     On August 19, 1993, the Board of Directors approved an amendment to allow participation in the Spin-Off Plan by United States Expatriates who are employed by foreign affiliates of Cone Mills Corporation.

     This Spin-Off Plan has been amended and restated to incorporate all amendments that became effective through September 1, 1993. Cone Mills intends to continue this Spin-Off Plan as a defined benefit plan by incorporating all amendments described above and any other changes required by applicable law or regulations which are necessary for this Spin-Off Plan to remain a qualified defined benefit plan under applicable provisions of the Internal Revenue Code and ERISA. Accordingly, Cone Mills will comply fully with all applicable laws and regulations and if differences exist between the Spin-Off Plan provisions and the Code or ERISA, as amended from time to time, the provisions of the Code or ERISA shall take precedence.

     Any word in this Plan with an initial capital not expected by ordinary capitalization rules is a defined term. Definitions not found in this Spin-Off Plan are in the Code or ERISA, both laws as amended to the present time. The masculine gender where appearing in the Spin-Off Plan includes the feminine gender unless the context clearly indicates otherwise. Article and Section headings are included for convenience of reference and do not affect the Spin-Off Plan terms in any way.


                                       CONE MILLS CORPORATION

FORM 10-K                                       Page 179

                         ARTICLE I
                        DEFINITIONS

 1.01 Accredited Service for benefit accrual means the years and months of a Member's service on and after his Participation Date excluding the following:

          (a)  any period of suspended membership;
          (b)  any period of ineligibility under Section
               1.18(a);
          (c)  any period excluded under Section 1.42;
          (d) any period of absence following an Employee's Severance from Service Date and prior to his next Employment Commencement Date;
          (e) any period for which such Member receives benefit credits under any other pension plan of any of the Companies.

          Accredited Service shall include service with a previous employer to the extent determined under
          Section 1.18(b).  Benefits shall be computed
          separately for each period of employment.

 1.02 Accrued Benefit. The total Accrued Benefit computed for a Member as of any applicable date and payable beginning the first of the month after his Normal Retirement Date shall be a fraction (not exceeding 1) of the annual benefit to which such Member would be entitled at Normal Retirement Date under Method 1 if he had continued his active participation in the Plan from the date he firstbecame a Member or from the date he first became a Member after one or more One-Year Breaks in Service (if Years of Service before such One-Year Breaks in Service would be disregarded under Subsection 1.42(d)) until his Normal Retirement Date, determined as a life annuity with 120 months certain at Normal Retirement Date (but without ancillary benefits in the event of death prior to the date payments begin), based on his Average Monthly Compensation and on provisions of the Plan as in effect on the date of his Termination of Employment (or other applicable determination date) and treating social security benefits and all other relevant factors as remaining constant from the date of his Termination of Employment (or other applicable determination date) to his Normal Retirement Date. The numerator of such fraction shall be the total number of months of his active participation in the Plan

FORM 10-K                                       Page 180
          during such period of membership and the denominator shall be the number of months he would have participated had he continued his active participation from the date he first became a Member in the circumstances stated above until his Normal Retirement Date. The amount computed for such Member under Section 6.01 before giving effect to paragraphs (b), (c), or (f) shall be multiplied by such fraction and paragraphs (b), (c), and (f) shall be applied to the product of that calculation. In no event shall an amendment to the Plan decrease the Accrued Benefit of any Member.

          The frozen Accrued Benefit for each Member as of December 31, 1993, shall be the pension payable under Method 1 for purposes of Article VI or
          Article VII of the Plan, and such Accrued Benefit shall be subject to increase under the fresh start formula with extended wear-away as described in Regulation 1.401(a)(4)-13(c). Accordingly, a Member's Accrued Benefit as of any date after December 31, 1993, shall be equal to the greater of:

          (a) the frozen Accrued Benefit as of December 31, 1993, plus the Accrued Benefit determined under the formula applicable to benefit accruals in the current Plan Year as applied to the Member's Accredited Service after December 31, 1993; or
          (b) the Member's Accrued Benefit determined under the formula applicable to benefit accruals in the current Plan Year as applied to the Member's total Accredited Service before and after December 31, 1993.

 1.03 Actuarial Equivalent means a form of benefit different in time, period, or manner of payment from a specific benefit provided under the Plan but having equivalent value when computed under the tables contained in Appendix A or as otherwise provided in this Section 1.03.

          (a) If the pension benefit payable to any Member is to be provided through purchase of an annuity from a legal reserve life insurance company, then the Offset Value shall be the amount of the annuity, payable under the Method of Payment described in Article V as elected by the Member, commencing at the time

FORM 10-K                                       Page 181
               elected by the Member or as otherwise
               determined in accordance with the Plan, that
               could then be purchased from that insurance
               company if the value of the Member's ESOP-A
               Account under the Cone Mills Corporation 1983 ESOP (or, for determinations of Offset Value prior to March 31, 1983, his total Account balance in the Cone Mills Corporation 1983
               ESOP) were used to purchase such an annuity
               and to pay all fees and expenses that would be charged by the insurance company in connection with the issuance thereof. If the pension benefit payable to any Member is to be provided directly from the Trust Fund, then the Offset Value shall be the amount of the annuity, payable under the Method of Payment described in Article V as elected by the Member, commencing at the time elected by the Member or as otherwise determined in accordance with the Plan, the present value of which, computed in accordance with paragraph
               (c) below, would be equal to the value of the Member's ESOP-A Account under the Cone Mills Corporation 1983 ESOP (or, for determinations of Offset Value prior to March 31, 1983, the Member's total Account balance in the Cone Mills Corporation 1983 ESOP).
          (b) If the pension benefit payable to any Member is to be provided through purchase of an annuity from a legal reserve life insurance company, then the Actuarial Equivalent of any Transfer Contribution pursuant to Plan Section
               3.04 shall be the amount of the annuity
               payable under the Method of Payment described in Article V as elected by the Member, commencing at the time elected by the Member or as otherwise determined in accordance with the Plan, that could then be purchased from that insurance company if the amount of the Transfer Contribution were used to purchase such an annuity and to pay all fees and expenses that would be charged by the insurance company in connection with the issuance thereof. If the pension benefit payable to any Member is to be provided directly from the Trust Fund, then the Actuarial Equivalent of any Transfer Contribution pursuant to Plan Section 3.04 shall be the amount of the annuity, payable
               under the   Method  of   Payment  described in

FORM 10-K                                       Page 182

               Article V as elected by the Member, commencing at the time elected by the Member or as otherwise determined in accordance with the Plan, the present value of which, computed in accordance with paragraph (c) below, would be equal to the amount of the Transfer Contribution.
          (c) The present value of an Accrued Benefit shall be calculated in the following manner:
               (i) by using the "applicable interest rate"
                   if the present value of the Accrued
                   Benefit using such rate is not greater
                   than $25,000; and
               (ii)by using 120% of the "applicable interest
                   rate" if the present value of the Accrued
                   Benefit exceeds $25,000 as determined
                   under subparagraph (i) above, but in no
                   event shall the present value calculated under this subparagraph (ii) be less than $25,000.
               For this purpose, the "applicable interest rate" shall mean the interest rate which would be used, determined as of the first day of the Plan Year in which a distribution occurs, by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a lump-sum distribution on plan termination.
          (d) In the event this Section 1.03 is amended, the Actuarial Equivalent of a Member's Accrued Benefit on or after the date of change shall be determined as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

 1.04 Actuary means the Actuary from time to time employed to make actuarial studies of the assets and liabilities of the Plan.

 1.05 Affiliate means a member of the same control group of corporations, as defined in Code Section
          1563(a), as Cone Mills Corporation.

 1.06 Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity regardless of when payment is actually made.

FORM 10-K                                       Page 183

 1.07 Approved Leave means an individual's nonworking period granted by an Employer for reasons related to: (a) accident, sickness or disability; (b) job connected educational training; (c) government service, including jury duty, whether elective or by appointment; or (d) terminal leave, with or without pay. Approved Leave shall be granted pursuant to policies that are uniformly applied to all individuals, with no discrimination in favor of Highly Compensated Employees as defined in Code
          Section 414(q). Approved Leave also means an individual's nonworking period during which he is absent from work due to compulsory service in the Armed Forces of the United States, and such period thereafter as his job rights are protected by law.

 1.08 Average Monthly Compensation means the Member's monthly compensation from the Companies averaged over the five consecutive years which produces the highest average out of the last ten calendar years during which he was compensated on a salaried basis, subject to the following:

          (a) Compensation includes base salary, overtime earnings, vacation pay, holiday pay, service awards, severance pay, commissions, incentive pay, bonuses, supervisors' supplements and other similar compensation, but does not include pension or profit sharing benefits or other benefits and contributions paid by any Employer (other than contributions caused by a Member's salary reduction elections that are not includable in gross income by reason of Code Sections 125 or 402(a)(8)), stock option payments, moving or regular expense allowances, moving expense reimbursements, retainers, fees under contract, mortgage interest differential payments, imputed income resulting from personal use of company cars or group term life insurance coverage, or any other similar compensation not related to actual earnings as an Employee. The compensation of an Employee described in the last sentence of Section 1.19 of the Plan shall be determined in accordance with the special rules set forth in Code Section 406(b)(2). Notwithstanding the foregoing, the annual compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000 ($150,000, effective for

FORM 10-K                                       Page 184

               Plan Years beginning January 1, 1994) as adjusted for increases in cost-of-living in accordance with Code Sections 401(a)(17) and 415(d). In determining the compensation of a Member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall mean only the Spouse of the Member and any lineal descendants of the member who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 (or $150,000) limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation determined under this Section 1.08 prior to the application of the limitation;
          (b) Compensation hereunder shall not be annualized because of temporary absences from work nor shall the divisor used in determining Average Monthly Compensation be changed because of such absences;
          (c) Compensation paid to an Employee during any period in which he is not an active Member of the Plan shall not be taken into account except as otherwise provided herein;
          (d) If a Member is on full-time Military Leave or on a Disability Leave, he shall be deemed to have received compensation during such leave equal to his regular fixed Salary immediately preceding such leave whether or not his Salary is continued, reduced or discontinued;
          (e)  If a Member does not have five consecutive
               years in which he received salaried
               compensation during the last ten calendar years, his Average Monthly Compensation shall be computed by using the five latest calendar years during which he received or was deemed to have received compensation from the Companies on a salaried basis, or the total of such years if less than five;
          (f) In determining Average Monthly Compensation for a Member whose Accredited Service ends on a date other than December 31, calendar years of compensation shall be used except that if it would produce a higher average, or if the number of months he was compensated on a salaried basis during the calendar years used in determining his average is less than sixty,

FORM 10-K                                       Page 185
               compensation for his final fraction of a year shall be added to the total compensation which would otherwise have been used to determine his average, and to the extent that the compensation used in determining his Average Monthly Compensation would then represent a period exceeding sixty months, compensation for the first calendar year or part thereof used in determining his Average Monthly Compensation shall be reduced by an amount determined by multiplying such compensation by the number of months included in the final fraction of a year, in excess of 60 months, and dividing the result by the number of months for which he was compensated on a salaried basis during such first calendar year.

 1.09 Average Monthly Covered Compensation means, for each Member, 1/12th of the average (without indexing) of the taxable wage bases in effect, under Section 230 of the Social Security Act, for each calendar year during the 35-year period ending with the last day of the calendar year in which the Member attains (or will attain) Social Security Retirement Age (as defined in Code Section 415(b)(8). Notwithstanding the preceding sentence, with respect to the determination of Accrued Benefits after December 31, 1987, for a member who had attained age 60 on or before December 31, 1987, Average Monthly Covered Compensation shall be one-twelfth of the average (without indexing) of the taxable wage bases in effect under Section 230 of the Social Security Act for persons who reach Social Security Retirement Age in calendar year 1977. The Average Monthly Covered Compensation for each Member who had not attained age 60 on or before December 31, 1987, is automatically adjusted for each Plan Year. In determining a Member's Average Monthly Covered Compensation for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. A Member's Average Monthly Covered Compensation for a Plan Year after the 35-year period described above is the Member's Average Monthly Covered Compensation for the Plan Year during which the Member attained Social
          Security Retirement Age.     A  Member's  Average

FORM 10-K                                       Page 186

          Monthly Covered Compensation for a Plan Year before the 35-year period described above is the taxable wage base in effect as of the beginning of the Plan
          Year.

 1.10 Beneficiary means the person designated or determined pursuant to Plan Sections 8.01 and 8.04 to receive any benefits payable under the Plan after the death of such Member or former Member. Despite the preceding, to the extent provided in a Qualified Domestic Relations Order as defined in
          Section  5.09 and Code Section 414(p)(1),
          Beneficiary means the Spouse, former Spouse, child, or other dependent of a Member who is recognized by such order as having a right to receive all or a portion of any benefits payable under the Plan to such Member.

 1.11 Board of Directors means the Board of Directors of Cone Mills Corporation.

 1.12 Code means the Internal Revenue Code of 1986, as amended from time to time.

 1.13     Companies or Cone means Cone Mills Corporation , a
          North Carolina corporation, the Plan sponsor and its Affiliates.

 1.14 Computation Period means a consecutive twelve-month period beginning with an Employee's Employment Commencement Date and succeeding anniversaries of such date and in addition, for Part-Time Employees, a Plan Year.

 1.15 Continuous Service means an Employee's period of employment with an Employer or an Affiliate beginning with his Employment Commencement Date and continuing until his Severance from Service Date. If an Employee is reemployed or returns to work after a Severance from Service and his Continuous Service completed before his Severance from Service is not required to be recognized under this Plan, his period of employment with an Employer or an Affiliate is Continuous Service beginning on the date on which he again is credited with an Hour of Service for the performance of duties and continuing until his later Severance from Service Date. Continuous Service includes all employment even though as a non-Member. For purposes of eligibility to participate in the Plan and vesting,

FORM 10-K                                       Page 187
          the Continuous Service of an employee who voluntarily terminates employment, retires or is discharged includes his Period of Severance (up to a maximum of 12 months) if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the date of his termination, retirement or discharge, and the Continuous Service of an Employee who is absent for any reason other than Termination of Employment, and who has a Severance from Service before the first anniversary of such absence, includes the period of time between the Severance from Service Date and the first anniversary of the absence if he again performs an Hour of Service with an Employer or an Affiliate before the first anniversary of the absence.

 1.16 Disability Leave means an Approved Leave because of a medically determinable physical or mental impairment which can be expected to be either of indefinite duration or result in death and which renders the Member unable to engage in substantial gainful activity which could be assigned to him by the employer.

 1.17 Effective Date of the Original Plan means December 1, 1946; the effective date of this amended and restated plan is September 1, 1993, except with respect to those provisions that were required to be effective earlier pursuant to the Tax Reform Act of 1986.

 1.18 Eligible Employee means an Employee who is compensated on a salaried basis, who has attained age twenty-one and who has completed at least one
          Year of Service, subject to the following:

          (a) Employees of any plant, office or division of the Company at the time having another pension plan in effect for its salaried paid
               Employees, or Employees in any group of
               Employees for whom the Company is at the time obligated to contribute to another defined benefit plan qualified under the Code shall not be eligible.
          (b) The Board of Directors shall determine whether or not Employees of any plant, division, subsidiary or other employing unit acquired by
               or   becoming   affiliated   with   any  of the

FORM 10-K                                       Page 188

               Companies shall be eligible to participate in the Plan and to what extent service with such employing unit shall be deemed employment for determining Years of Service and Accredited Service under the Plan;
          (c) Service for eligibility shall be determined in accordance with Section 1.42;
          (d) Except as provided in Section 1.42, Periods of Service of less than one year determined under
               Section 1.14 shall be aggregated and if an Employee other than a Part-time Employee is reemployed within twelve months after his Termination of Employment or within twelve months after the beginning of an Approved Leave during which he terminated employment, his Period of Severance shall be counted as service for determining eligibility.
          (e) Employees who are Leased Employees cannot be Eligible Employees.

 1.19 Employee is an individual who renders personal services and is compensated on a salaried basis by an Employer or an Affiliate, in an Employer/Employee relationship, as defined for Federal Insurance Contribution Act purposes and Federal Employment Tax purposes including Code
          Section 3401(c).  A Part-Time Employee is an
          individual who, according to a policy uniformly applied in similar situations, is scheduled to work less than the standard number of hours for full-time job classifications. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a Plan described in Code
          Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force. For purposes of the Plan, a citizen or resident of the United States who is an employee of a foreign entity in which the Corporation directly or through other entities has not less than a ten percent (10%) interest in the voting stock thereof (or, in the case of an entity other than a corporation, in the profits thereof) shall be treated as an Employee of the Corporation if the Corporation has entered into an agreement under Code Section 3121(1) with respect to such foreign entity and if no contributions under a funded plan of deferred compensation are provided by any person other than

FORM 10-K                                       Page 189
          the Corporation with respect to the remuneration paid to such individual by the foreign entity.

 1.20     Employer means an entity described in Plan Section
          11.01.

 1.21 Employment Commencement Date means the first day for which an Employee is credited with an Hour of Service. The Employment Commencement Date for any Employee who has Rule of Parity Years is the first day after those Rule of Parity Years for which that Employee is credited with an Hour of Service for the performance of duties.

 1.22 ERISA means Employee Retirement Income Security Act of 1974, as amended from time to time.

 1.23     Hour(s) of Service.
          (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment for the performance of duties for an Employer or an Affiliate during the applicable Computation Period.
          (b) An Hour of Service is each hour for which an Employee is paid or is entitled to payment by an Employer or an Affiliate in a period during which no duties are performed (regardless of whether the relationship has terminated) because of vacation, holiday, illness, incapacity, layoff or Approved Leave, but:
               (1) no more than 501 Hours of Service are
                   credited under this paragraph (b) to an
                   individual for any single continuous
                   period during which he performs no duties
                   (whether or not the period occurs in a
                   single Computation Period);
               (2) an hour for which an individual is
                   directly or indirectly paid, or is
                   entitled to payment, because of a period during which no duties are performed, is not credited to him if that payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and
               (3) Hours of Service are not credited for a
                   payment that solely reimburses an
                   individual for his medical or medically
                   related expenses incurred.

FORM 10-K                                       Page 190

               For purposes of this paragraph (b), a payment is deemed to be made by or be due from an Employer or an Affiliate regardless of whether it is made by or due from that entity directly or indirectly through a trust fund or insurer to which that entity contributes or pays premiums, and regardless of whether contributions made or due to the trust fund or insurer or other funding vehicle are for the benefit of particular individuals or are on behalf of a group of individuals.
          (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate. The same Hours of Service must not be credited both under paragraph (a) or
               (b) and also under this paragraph (c). Thus, for example, if an individual receives a back-pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited, he is not entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) is subject to the limitations set forth in that paragraph. For example, no more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that the back pay is agreed to or awarded for a period of time during which an individual did not or would not have performed duties.
          (d)  For determining Hours of Service for reasons
               other than the performance of duties, the
               special rule in 29 C.F.R. section 2530.200b-
               2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the individual's regular work schedule or, in the case of a payment not calculated by units of time, by dividing the payment in question by the individual's most recent hourly rate of pay.
          (e) When crediting Hours of Service to Computation Periods, the special rule in 29 C.F.R. section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to individuals in the Computation Periods covered by the individual's regular

FORM 10-K                                       Page 191
               work schedule during the period of
               nonperformance of duties.
          (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.
          (g) For purposes of determining Hours of Service credited according to the maternity and paternity absence provisions of Code Section 410(a)(5)(E) and Code Section 411(a)(6)(E),
               those provisions are first effective for Plan Years beginning after 1984.

 1.24 Investment Manager means an individual, firm or other entity appointed by the Board of Directors and assigned duties as described in Plan Section
          9.09.

 1.25 Member means any Eligible Employee who becomes a Member as provided in Article II of the Plan and includes former Employees or their Beneficiaries who are entitled to benefits under the Plan, provided, however, that a former Employee or a Beneficiary whose benefit has become an irrevocable obligation of an insurance company is no longer considered a Member.

 1.26 Normal Retirement Date means the date on which a Member attains age sixty-five.

 1.27 Offset Value means the Actuarial Equivalent of the value of a Member's ESOP-A Account under the Cone Mills Corporation 1983 ESOP. The value of the ESOP-A Account is deemed to be its value on the Valuation Date coinciding with or immediately preceding the date on which the Offset Value is calculated and is also deemed to include the value of all prior distributions from that Account, or any predecessor account. For determinations of Offset Value prior to March 31, 1993, the applicable amount was the Member's total Account balance in the Cone Mills Corporation 1983 ESOP. Notwithstanding the foregoing, the Offset Amount of a disabled Member who participates in the Group Insurance Long Term Disability Plan for Salaried Employees of Cone Mills Corporation shall be determined as of the last day of the period for which compensation by reason of disability is directly paid by an Employer (which is immediately before the date on which the long term disability insurance carrier becomes obligated for payment

FORM 10-K                                       Page 192
          of disability benefits) and shall be that portion of his ESOP Account balance that would have to be transferred to this Plan so that, by reason of the floor-offset arrangement incorporated herein, there would be no reduction in the benefit payable to the Member under this Plan for the period January 1, 1984, through such determination date.

 1.28     One-Year Break in Service is defined for Full-Time
          Employees in paragraph (a) and is defined for Part-
          Time Employees in paragraph (b).

          (a) A Full-Time Employee has a one-year Break in Service for each twelve-consecutive-month Period of Severance.
          (b) A Part-Time Employee has a one-year Break in Service during each Plan Year in which he receives credit for fewer than 501 Hours of Service after crediting Hours of Service according to Code Sections 410(a)(3)(E) and 411(a)(6)(E) regarding maternity and paternity absences.

 1.29 Participation Date means the date an Eligible Employee enters the Plan. An Employee who becomes eligible for the first time or who is transferred from an hourly or piece-rate basis of compensation to a salaried basis shall participate from the first of the month coinciding with or next succeeding the date he fulfills the eligibility requirements of Section 1.18. Retired Members and former Employees who have a nonforfeitable right to any Accrued Benefit derived from Company contributions to the Plan shall, if re-employed on a salaried basis of compensation by any of the Companies, participate as of the date of their re-employment. Each other Member who is re-employed on a salaried basis of compensation by any of the Companies without incurring one or more One-year Breaks in Service, or after one or more One-Year Breaks in Service if his previous service is not excluded under Section 1.42(d), shall participate as of the date of his re-employment. Any other former Employee who is re-employed by any of the Companies shall participate on the first of the month coinciding with or next succeeding the date he fulfills the eligibility requirements of Section 1.18.

FORM 10-K                                       Page 193

 1.30 Part-time Employee means an Employee who in accordance with established policy uniformly applied in similar situations is scheduled to work less than the standard number of hours for his job classification.

 1.31 Pension Committee means the committee charged with the general administration of the Plan.

 1.32 Period of Service means the period of time beginning on an Employee's Employment Commencement
          Date and ending on his Severance from Service Date.

 1.33 Period of Severance means the period of time beginning on an Employee's Severance from Service
          Date and ending on the date on which he is next credited with an Hour of Service for the performance of duties.

 1.34 Plan means the Employees' Retirement Plan of Cone Mills Corporation as described in this document which was renumbered 013 after the spin-off and amendment and restatement, effective July 1, 1984. Original Plan refers to the Plan with respect to which this Plan was designated as the Spin-Off Plan.

 1.35 Plan Year means a twelve (12) month period beginning on January 1 and ending on December 31 and shall be the "limitation year" for purposes of Code Section 415.

 1.36     Retirement, Retired and all variants means
          Termination of Employment by the Company at age 55 or later in circumstances which entitle the Member to Retirement benefits from the Plan under Articles
          IV and VI.

 1.37 Rule of Parity Years means Years of Service which are disregarded for eligibility, vesting or other service credit under the Plan. Rule of Parity Years only apply to an Employee: (1) who has no vested interest in any part of his Accrued Benefit under the Plan, (2) who has at least five consecutive One-Year Breaks in Service, and (3) whose consecutive One-Year Breaks in Service exceed prior Years of Service.

FORM 10-K                                       Page 194

 1.38     Severance from Service Date means the earliest of:
          (a)  The date an Employee quits, Retires, is
               discharged or dies; or
          (b) The first anniversary of the date from which an Employee remains absent from work (with or without pay) for any other reason such as layoff, disability, or Approved Leave; except that, (i) for an Employee who is absent from work by reason of a maternity or paternity absence described in Code Section 410(a)(5)(i)(E) or Code Section 411(a)(6)(i)(E) and who continues to be absent from work beyond the first anniversary of the first day of such maternity or paternity absence, his Severance from Service Date is the second anniversary of the first day of such absence and the period between the first and second anniversaries is neither a period of Continuous Service nor a Period of Severance; (ii) for an Employee who is absent from work by reason of compulsory military service, his Severance from Service Date is the 91st day following his discharge from active duty; and (iii) for an Employee who is disabled and who is receiving benefits under the Group Insurance Long-Term Disability Plan for Salaried Employees of Cone Mills Corporation, his Severance from Service Date is the date as of which he ceases receiving benefits under the Long-Term Disability Plan or Retires, whichever is earlier.


 1.39 Spouse or Surviving Spouse means the person to whom a Member is legally married on the earlier of his Annuity Starting Date or the date of his death. To the extent provided in any Qualified Domestic Relations Order, as defined in Plan Section 5.09 and Code Section 414(d), a former spouse will be treated as the Member's Spouse or Surviving Spouse.

 1.40 Suspended Member means a Member who is not at the time eligible to actively participate in the Plan because of his transfer to an hourly or piece-rate basis of compensation or to a part-time basis of less than 1,000 Hours of Service in a Computation Period or because of his transfer to a plant, office, division, or other job of any of the Companies at the time having another retirement

FORM 10-K                                       Page 195
          plan in effect for its Employees paid on a salaried basis of Compensation or to an Affiliate not participating in the Plan.

 1.41 Termination of Employment means cessation of regular employment by the Companies upon resignation by the Employee, Retirement, discharge, or if later, an Employee's Severance from Service
          Date.

 1.42 Total Years of Service for eligibility and vesting means all of an Employee's Years of Service, whether or not consecutive, determined under Sections 1.14 and 1.47, excluding the following:

          (a)  Employment prior to any Termination of
               Employment which occurred before January l, 1976;
          (b) Service while not a Member of the Plan if before age eighteen or before the Computation Period in which the Employee attains age eighteen, whichever is applicable;
          (c) Any One-Year Break in Service occurring after December 31, 1975, except as provided in paragraph (e);
          (d)  Rule of Parity Years as defined in Plan
               Section 1.37.
          (e) In the case of a Member who is not a Part-Time Employee, the twelve-consecutive (12) month period beginning on the first anniversary of the first date of such maternity or paternity leave of absence that began on or after January 1, 1985, shall not constitute a One-Year Break in Service for eligibility or vesting purposes. Maternity or paternity leave of absence means an absence by reason of the pregnancy of the Member, by reason of the birth of a child of the Member, by reason of the placement of a child with the Member in connection with the adoption of such child by such Member or for purposes of caring for such child for a period beginning immediately following such birth or placement.

 1.43 Transfer Contribution means a Member's elective transfer of assets to the Plan from the Cone Mills Corporation 1983 ESOP as provided in Plan Section 3.04, or from any other plan or account designated by Cone as part of a floor-offset arrangement that offsets this Plan's benefits.

FORM 10-K                                       Page 196

 1.44     Trust and Trust Fund refers to a Trust Fund or
          Trust Funds established for this Plan and the Trust
          Agreement(s) executed under this Plan.

 1.45 Trust Agreement means any agreement including amendments executed by a Trustee or Co-Trustee with Cone to be used in connection with this Plan.

 1.46 Trustee means one or more individuals or entities or their successors so designated in the Trust Agreement. A Co-Trustee is one of several trustees so designated under a Trust Agreement. Unless the context clearly indicates otherwise, the term Trustee also means Co-Trustees.

 1.47     Year of Service is defined in (a) for a Part-Time
          Employee and in (b) for a Full-Time Employee.

          (a)  For a Part-Time Employee, a Plan Year
               following a Part-Time Employee's Employment
               Commencement Date during which he is credited with a least 1,000 Hours of Service. A Part-Time Employee will be credited with one Year of Service for his first full Plan Year if he is credited with at least
               1,000 Hours of Service during his initial
               Computation Period, regardless of whether he is credited with at least 1,000 Hours of Service during such first full Plan Year, provided however, a Year of Service shall not be given for both the initial Computation Period and the first full Plan Year of employment.
          (b) For a Full-Time Employee, twelve (12) months of Continuous Service (whether or not consecutive). Months of Continuous Service are aggregated to yield Years of Service.

          If a Part-Time Employee becomes a Full-Time
          Employee during his initial Computation Period and is credited with at least 1,000 Hours of Service in such Computation Period, as of the date his change of status occurred, he is granted a Year of Service and his Continuous Service shall begin on the first day of the Computation Period after which the change to Full-Time status occurred. If he is not credited with at least 1,000 Hours of Service as of the date the change in status occurred, then he is

FORM 10-K                                       Page 197
          credited with service as if he had been a Full-Time Employee during the entire Computation Period. After completing his initial Computation Period, a Part-Time Employee who becomes a Full-Time Employee and who had been credited with at least 1,000 Hours of Service for the Plan Year during which the change occurs, retains his Years of Service for pre-change Plan Years, is credited with a Year of Service for the Plan Year in which the change occurs, and is credited with Continuous Service beginning on the first day of the Plan Year following the date on which the change occurs. If a Part-Time Employee becomes a Full-Time Employee, after completing one Computation Period, and had not been credited with at least 1,000 Hours of Service for the Plan Year during which the change occurs, his Continuous Service is credited from the beginning of the Plan Year in which the change occurs. If a Full-Time Employee becomes a Part-Time Employee, he shall receive credit for the number of full years of Continuous Service completed as of the date the change occurred and will be deemed to become a Part-Time Employee on the first day of the Plan Year in which the date of change occurs. For the Plan Year in which the change occurs, he shall receive credit, on the basis of 190 Hours of Service per month or fraction thereof, for the period from the end of his last full year of Continuous Service to the date of his change in status.

          A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Part Time Employee within twelve (12) months is treated as if he had changed from a Full-Time Employee to a Part-Time Employee on the date of his reemployment. A Full-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns after the first anniversary of the date on which he quit, retired, was discharged or otherwise absent from work as a Part-Time Employee shall have an initial Computation Period begin on the date of return. A Part-Time Employee who quits, retires, is discharged or is otherwise absent from work and who returns as a Full-Time Employee before the end of the Plan Year in which such event occurred is treated as if he had been a Part-Time Employee for the entire Plan Year and is credited with 190 Hours of Service for each month in which he is a Full

FORM 10-K                                       Page 198

          Time Employee; his Continuous Service as a Full-
          Time Employee begins on the first day of the next
          Plan Year.

FORM 10-K                                       Page 199

                        ARTICLE II
                  MEMBERSHIP IN THE PLAN


 2.01 Automatic Membership. Each Eligible Employee shall automatically become a Member on his Participation Date and such Member shall promptly file with the Pension Committee such statistical information concerning himself and his Beneficiary as the Pension Committee may request.

 2.02 Irrevocable Membership. A Member may not terminate his membership in the Plan while he continues to be an active or Suspended Member.

 2.03 Suspended Membership. If a Member becomes ineligible to continue active participation in the Plan in circumstances described in Section 1.40, his membership shall not terminate but be suspended. A Member shall not receive Accredited Service from the Plan for employment during such period. If a Suspended Member again becomes eligible to participate on an active basis, his membership shall be automatically resumed.

 2.04 Termination of Membership. If a Member has a Termination of Employment, his membership shall be terminated unless he is entitled to a benefit under the Plan, which has not become an irrevocable obligation of an insurance company. The Surviving Spouse or other Beneficiary of a deceased Member who is entitled to a benefit under the Plan by reason of the Member's death, or any individual who is entitled to a benefit under the Plan pursuant to a Qualified Domestic Relations Order shall be considered a Member unless and until such benefit has become an irrevocable obligation of an insurance company.

FORM 10-K                                       Page 200

                        ARTICLE III
             FUNDING POLICY AND CONTRIBUTIONS

 3.01 Members. Members make no contributions to the Plan.

 3.02 Company Contributions. Cone intends to make annual contributions which equal or exceed the minimum funding standards of the Code or ERISA and which together with the net increment from operations of the Trust Fund will provide the benefits payable under the Plan. The amount of contributions allocable to each Affiliate which participates in the Plan shall be determined by the Pension Committee based upon advice from the Actuary.

 3.03 Contribution Conditioned on Deductibility. Each contribution by Cone is conditioned upon the deduction of such contribution for income tax purposes under the Code and to the extent that a deduction is disallowed, such contribution shall, upon request, be returned to Cone within one year after the disallowance of a deduction.

 3.04 Transfer Contributions. Upon the direction of the administrator of the Cone Mills Corporation 1983 ESOP, pursuant to an election in writing by a Member of this Plan and the 1983 ESOP, all or any portion of the vested interest of such Member in the assets held in his ESOP-A Account under the Cone Mills Corporation 1983 ESOP may be transferred to the Trust Fund of this Plan. Prior to March 31, 1993, the Member's entire vested interest in the assets held in his Account under the Cone Mills Corporation 1983 ESOP was subject to the elective transfer provided in this Section 3.04.
          Transferred interests are at all times fully vested. Despite the preceding sentence, to the extent necessary to preserve the exempt status of this Plan and the Trust Fund, the Pension Committee may prevent any transfer of funds or interests under this Section, and the amount transferred by any Member may not exceed the amount required so that, by reason of the floor-offset arrangement incorporated herein, there is no reduction in the benefit payable to the Member under this Plan for the period after December 31, 1983. The Trustee must value all non-cash property transferred at its fair market value on the effective date of transfer.

FORM 10-K                                       Page 201

                        ARTICLE IV
                        RETIREMENT

 4.01 Normal Retirement. Except as otherwise provided in this ARTICLE IV, a Member shall Retire on the day he attains age sixty-five (65), or at his election, as of any date prior to the first of the next month.

 4.02     Early Retirement.  If a Member's Total Years of
          Service amount to ten (10) years or more, he may elect to Retire at any time after reaching age fifty-five (55).

 4.03     Notice to Pension Committee.  Unless waived by the
          Pension Committee, a Member shall give at least thirty-one (31) days notice of his intention to Retire.

 4.04 Postponed Retirement. If a Member continues his employment by the Companies after age sixty-five
          (65), such Member shall receive credit for service because of such employment and the percentages and other factors used in determining his benefits under any of the available options shall include his service, compensation, age and other appropriate factors applicable to his employment after age sixty-five (65). The payment of such Member's Retirement allowance shall be subject to the provisions of Sections 4.06 and 5.05.

 4.05 Date of First Payment. A Member who Retires in accordance with this ARTICLE IV shall have a nonforfeitable right to a pension from the Plan computed in accordance with the provisions of
          ARTICLE VI and payable beginning the first of the month next following his actual Retirement.

 4.06 Date of Last Payment. Except as otherwise provided herein, a Retired Member's pension under this Plan shall continue to be payable on and including the first day of the month in which death occurs irrespective of the method under which his benefits are being paid.

 4.07 Re-employment of Retired Member. If a Retired Member returns to regular, full-time employment by any of the Companies, the Pension Committee may, but is not required to suspend payment of the pension, if any, which such Member otherwise would

FORM 10-K                                       Page 202
          have received during any such period of employment and his benefits upon subsequent Termination of Employment whether for death or Retirement shall be recomputed subject to the following:

          (a) The pension previously payable to such Member shall upon resumption be recomputed taking into account the increase in such Member's age during any period his benefits are suspended. If Method 3 is in effect for any previous period of membership the increase in the Spouse's age shall be taken into account on the same basis as the increase in such Member's age;
          (b) Such Member shall be eligible to rejoin the Plan as of the date he performs an Hour of Service under the Plan and the amount payable for any subsequent period of membership shall be determined by aggregating all of his Accredited Service and by adjusting the benefit derived therefrom by the Actuarial Equivalent of any benefits previously paid and by the Actuarial Equivalent of the recomputed pension payable pursuant to paragraph (a) above. A Member may have a separate Beneficiary for any period of membership in the circumstances provided herein but Section
               6.01 shall apply to the total of his benefits from all periods of membership.

          In no event, however, shall the payment of a Member's monthly pension be withheld or suspended prior to his receiving notification in accordance with Labor Reg. Section 2530.203-3(b)(4).
          If the Pension Committee does not elect to suspend the reemployed Member's pension, or if the Member received a lump-sum payment from the Plan with respect to his prior Termination of Employment upon his subsequent Termination of Employment, an additional Retirement benefit will be paid to such Member calculated in accordance with Articles V and VI and based on all of his Accredited Service, but reduced, but not below zero, by the Accrued Benefit which gave rise to a prior lump sum distribution, or if monthly pension payments have been received, reduced, but not below zero, by application of Table VI to reflect the Actuarial Equivalent of the benefits previously paid.

FORM 10-K                                       Page 203

                         ARTICLE V
                    METHODS OF PAYMENT

 5.01 Method 1. Life Income with 120 Months Certain. A Retired Member's pension under Method 1 shall consist of a monthly income for his lifetime, with the provision that if such Member dies before having received 120 installments of his monthly pension under the Plan, his Beneficiary shall be entitled to monthly payments equal to the amount which would have been payable to such Member beginning as of the first of the month next following the date of his death and continuing until a total of 120 monthly installments have been made to the Member and his Beneficiary together. The amount payable to a Retired Member shall be determined by multiplying his pension basis computed in accordance with ARTICLE VI by the percentage shown in Table I according to his attained age as of the date his payments actually begin.

 5.02 Method 2. Life Income with No Death Benefits. A Retired Member's pension under Method 2 shall consist of a monthly income for his lifetime only, with no payments to be made to any Beneficiary of such Retired Member after his death. The amount payable under Method 2 to a Retired Member shall be the Actuarial Equivalent of the amount that would have been paid under Method 1 and shall be determined by multiplying his pension basis computed in accordance with ARTICLE VI by the percentage shown in Table II according to his attained age as of the date his payments actually begin.

 5.03 Method 3. Qualified Joint and Survivor Annuity. A Retired Member's pension under Method 3 shall consist of an adjusted monthly income for his lifetime, with the provision that if the Member is survived by his Spouse, an amount equal to 50% of his pension shall be continued to such Spouse beginning as of the first of the next month following the date of such Member's death and continuing until and including the first of the month in which the Spouse dies. The adjusted amount payable to the Member shall be determined by the percentage shown in Table III based on the attained age of the Member and his Spouse so that the aggregate of the payments expected to be made

FORM 10-K                                       Page 204
          to the Member and his Spouse shall be the Actuarial
          Equivalent of the amount which would have been payable under Method 2.

 5.04 Group Annuity Contract. For Members with Accredited Service before January 1, 1984, benefits payable under this Plan are paid in part under the group annuity contract with Prudential Insurance Company of America that was purchased in connection with the termination of the Original Plan and the adoption of this Plan.

5.05      Special Distribution Provisions.

          (a) Distribution of the entire interest of a Member must be made or payments must begin no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 whether or not he has a Severance from Service. If distribution has not started by the required beginning date described in the preceding sentence, it must begin not later than that required beginning date and be payable over a period not exceeding the life of the Member, or the life expectancy of the Member, or over a period not exceeding the lives of the Member and a designated Beneficiary, or the life expectancies of the Member and a designated Beneficiary. Life expectancy shall be determined in accordance with U. S. Treasury Department regulations and may be redetermined annually.
          (b) If a Member dies after distribution of his interest has begun in accordance with paragraph (a), then any part of that interest payable to his Beneficiary must be distributed at least as rapidly as under the method of distribution being used as of the date of his death. If a Member dies before a distribution of his interest has begun in accordance with paragraph (a), and has not made the election described in 8.02(c), then a pre-retirement survivor annuity shall be distributed to his Surviving Spouse in accordance with Article
               VIII. The preretirement survivor annuity or, if applicable, payments pursuant to the election under Section 8.02(c) shall begin not later than the date on which the deceased Member would have attained age 70 1/2.

FORM 10-K                                       Page 205

          If a Member's Beneficiary or Spouse fails to elect a distribution method that complies with these requirements, the Pension Committee may, in its sole discretion, direct distribution by any method authorized or required by the Plan that meets these distribution requirements.

 5.06     Normal Form of Benefit.

          (a) Unless a Member has made an effective election pursuant to paragraph (b) to waive the normal form of benefit described in this paragraph
               (a), the vested portion of his Accrued Benefit under this Plan shall be distributed in the form of a Qualified Joint and Survivor Annuity under Method 3 if the Member has a Spouse on his Annuity Starting Date or in the form of a Single Life Annuity under Method 2 if he does not have a Spouse on his Annuity Starting Date.
          (b) A Member may elect to waive the normal form of benefit described in paragraph (a) during the period beginning 90 days before his Annuity Starting Date and ending on the latter of (i) the date on which the distribution of his benefit actually begins and (ii) the ninetieth day after he receives the information required by paragraph (c); provided, however, that no election to waive the Qualified Joint and Survivor Annuity form of benefit shall be effective unless accompanied by a spousal consent as described in paragraph (e) below. During the aforesaid election period, a Member may revoke any election to waive the normal form of benefit described in paragraph (a) and, subject to any required spousal consent, may elect, revoke and elect again during the election period. If a Member effectively waives the normal form of benefit described in paragraph (a) he may elect to have the vested portion of his Accrued Benefit, subject to any required spousal consent, distributed in accordance with plan Sections 5.01 and 5.02.
          (c) The Pension Committee must provide each Member with a general written explanation of (i) the terms and conditions of his normal form of benefit under paragraph (a); (ii) the Member's right to make, and the effect of, an election not to receive benefits in the normal form;
               (iii) any required spousal consent; and (iv)

FORM 10-K                                       Page 206
               the right to make and the effect of, a
               revocation under paragraph (b).  The
               explanation must be provided to the Member not less than 30 and not more than 90 days before his Annuity Starting Date.
          (d) Notwithstanding the foregoing, if the present value of the vested portion of a Member's Accrued Benefit determined in accordance with Plan Sections 1.03 and 7.02(a) does not exceed $3500, that present value will be distributed to the Member in a single lump sum payment and no spousal consent shall be required. If the amount distributable under this paragraph (d) exceeds $3500 a single sum payment shall not be made.
          (e) A Member's election not to take the Qualified Joint and Survivor Annuity provided in Section
               5.03 is not effective as of his Annuity
               Starting Date unless his Spouse has consented in writing to such election. The Spouse's consent must acknowledge the effect of the Member's election and must be witnessed by a Plan Representative or Notary Public. Despite the preceding sentence, spousal consent is not required if the Member establishes to the satisfaction of the Plan Representative that such written consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such circumstances as applicable Treasury regulations prescribe. Any consent under this
               Section is valid only with respect to the Spouse who signed the consent. Any evidence that a Spouse's consent cannot be obtained is valid only with respect to that designated Spouse.

5.07      Eligible Rollover Distributions.

          (a) This Section 5.07 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Pension Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

FORM 10-K                                       Page 207

          (b)  Definitions.
               (1) Eligible rollover distribution:  An
                   eligible rollover distribution is any
                   distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
               (2) Eligible retirement plan:  An eligible
                   retirement plan is an individual
                   retirement account described in Section
                   408(a) of the Code, an individual
                   retirement annuity described in Section
                   408(b) of the Code, an annuity plan
                   described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
               (3) Distributee:  A distributee includes an
                   Employee or former Employee.  In
                   addition, the Employee's or former
                   Employee's Surviving Spouse and the
                   Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

FORM 10-K                                       Page 208

               (4) Direct rollover:  A direct rollover is a
                   payment by the Plan to the eligible
                   retirement plan specified by the
                   distributee.

 5.08     Commencement of Benefits.

          (a)  Notwithstanding any other provision of
               Articles IV, V or VII, a Member's benefit payment must begin no later than 60 days after the close of the Plan Year in which occurs the latest of:
               (1) his 65th birthday;
               (2) the 10th anniversary of the date he
                   became a Member of the Plan; or
               (3) his Termination of Employment.
          (b) If for any reason the benefit amount cannot be accurately determined before payment is required, or if it is not possible to pay when required because the Pension Committee has been unable to locate the Member, after making reasonable efforts to do so, a payment retroactive to the requireddate may be made no later than 60 days after the earliest date on which the amount of that payment can be determined, or the date on which the Member is located (whichever is applicable).

 5.09 Qualified Domestic Relations Order. Except as provided in this Section 5.09 Plan benefits may not be assigned, alienated or in any other way made subject to debts or other obligations of Members or Beneficiaries. Notwithstanding the above, the Pension Committee must comply with the terms of a Qualified Domestic Relations Order which is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law), that relates to the provision of child support, alimony payments or marital property rights of a Spouse, former Spouse, child or other dependent ("Alternate Payee") of a Member. A Qualified Domestic Relations Order creates or recognizes the existence of an Alternate Payee's right to or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Member under this Plan and specifies the following: (1) name and last known mailing address of the Member and each Alternate Payee; (2) the

FORM 10-K                                       Page 209
          amount of percentage of the Member's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined; and (3) the number of payment or the period to which the Order applies and the name of the plan(s) to which the Order relates.

          Plan benefits will be paid pursuant to a Qualified Domestic Relations Order to such Alternate Payee(s) at such time and in such amounts as is stated therein, provided however, that such Qualified Domestic Relations Order may not require the Plan to provide any type or form of benefit, or any option not otherwise provided. It also may not require the Plan to provide increased benefits and may not require the payment of benefits to an Alternate Payee prior to the Member's earliest Retirement age as defined in Code Section 414(p). The Pension Committee shall establish reasonable procedures to determine the qualified status of such Domestic Relations Orders and to administer distributions under such Orders.

FORM 10-K                                       Page 210

                        ARTICLE VI
                  COMPUTATION OF PENSION

 6.01 Retirement Benefits. Subject to Section 1.02 and the adjustments required by the remainder of this
          ARTICLE VI and otherwise under this Plan, the pension payable under Method 1 to a Member who Retires on or after his Normal Retirement Date shall be computed under paragraphs (a) through (e), as applicable, reduced as described in paragraph
          (f), with credit for any fraction of a year being determined by interpolation:

          (a)  By multiplying his Average Monthly
               Compensation at Retirement by the accumulated percentage determined from Column 1 of the table below according to his total Accredited Service plus an amount computed by multiplying that part of his Average Monthly Compensation, if any, which exceeds his Average Monthly Covered Compensation by the accumulated percentage determined by Column 2 of the table below according to his total Accredited
               Service:

          ACCREDITED SERVICE               COLUMN 1 COLUMN 2
          For each year up to 10 inclusive  1.40%    .70%
          For each year from 11 through 20  1.10%    .70%
          For each year from 21 through 30   .70%    .40%
          For each year thereafter           .40%    .20%

               provided, however, that if the amount computed for a Retiring member pursuant to this paragraph (a) produces a total Accrued Benefit (as defined in Section 1.02) that is less than his total Accrued Benefit as of December 31, 1988, then there shall be substituted for the amount computed pursuant to this paragraph (a) the amount necessary to produce the Retiring Member's total Accrued Benefit as of December 31, 1988.

               For purposes of this paragraph (a), a Member shall not accrue Accredited Service for periods of active participation from January
               1, 1984, through June 30, 1984. A Member shall be deemed to accrue two months of Accredited Service for each one month of Accredited Service completed from July 1,
               1984, through December 31, 1984.

FORM 10-K                                       Page 211

          (b) If any part of a Member's Accredited Service was based on his employment by Cone Mills, Inc. prior to May 1, 1962, his pension basis as computed above shall be reduced by that part of his monthly benefits at Normal Retirement payable from the Metropolitan Retirement Plan and attributable to membership in such plan on and after the date his
               Accredited Service began under this Plan;
          (c)  If a Member was a participant in the John Wolf
               Textiles, Inc. Pension Trust as of December
               31, 1962, the basis for determining his
               pension shall be increased by an amount equal to the deferred annuity determined for him by the Massachusetts Mutual Insurance Company on a monthly life income with ten years certain basis at his Normal Retirement Date under all contracts in force for such Member under the John Wolf Textiles, Inc. Pension Trust as of December 31, 1962;
          (d) If a Member who is not entitled to Retirement benefits under Article IV or to vested benefits under Section 7.02 has a Termination of Employment but is reemployed before he incurs Rule of Parity Years, at his subsequent Termination of Employment or Retirement, the percentages used in determining the pension payable shall be equal to the percentages which would be applicable under Section 6.01(a) if his total Accredited Service during all periods of employment were combined. If a Member who is not entitled to Retirement benefits under Article IV or to vested benefits under Section 7.02 has a Termination of Employment and is reemployed after having five (5) consecutive One-Year-Breaks-in-Service, at his subsequent Retirement or Termination of Employment, the percentages used in determining the pension payable shall be the percentages which are applicable to Accredited Service during the period(s) of employment subsequent to the five (5) consecutive One-Year Breaks-in-Service.

FORM 10-K                                       Page 212

          (e)  If a Member who has become entitled to
               Retirement under Article IV or to vested benefits under Section 7.02 has a Termination of Employment and is reemployed, the percentages used in determining benefits at a subsequent Termination of Employment or Retirement shall be equal to the percentages which would be applicable under
               Section 6.01(a) if his total Accredited
               Service during all periods of membership to the Termination of Employment or Retirement shall be equal to the percentages which would be applicable under Section 6.01(a) if his total Accredited Service during all periods of membership to the Termination of Employment or Retirement date were combined; provided, however, that the pension benefit so determined shall be reduced by the Actuarial Equivalent value of any lump sum distribution or monthly payments received with respect to prior period(s) of employment in accordance with Section 4.07.
          (f) A Member's total pension basis under this Plan is equal to the allowances provided in the preceding paragraphs, or the Actuarial Equivalent of such allowances under Method 2 of Method 3, reduced by the Offset Value, but not reduced below the benefit accrued as of December 31, 1983, and increased by the amount that is the Actuarial Equivalent of the value of the Member's Transfer Contribution. In no event may this reduction be applied against a Member's benefit determined under Sections 6.01(a) through (e) based on Average Monthly Compensation and Accredited Service up to December 31, 1983, or against any ancillary benefits attributable to such accrued benefit.

 6.02 Early Retirement. The pension payable under Method 1 to a Member who Retires earlier than his Normal Retirement Date in accordance with Section 4.02 shall be the amount computed in Section 6.01 based on his Accredited Service on his early Retirement date. Such pension shall be payable beginning the first of the month following his Normal Retirement Date. At such Member's election, his pension may begin the first of any month following his early Retirement but, if so, shall be reduced by the factors contained in Tables I, II or III according to the attained age of the Member (and Spouse) as

FORM 10-K                                       Page 213
          of the date his payments actually begin and the method of payment determined in accordance with
          Article V.

 6.03 Disability Retirement. A Member who becomes disabled within the meaning of Section 1.16 and who also is a participant in the Group Insurance Long Term Disability Plan for Salaried Employees (the "LTD Plan") shall be deemed to be on Disability Leave and shall receive Accredited Service for the duration of benefit payments under said LTD Plan. For purposes of pension and Average Monthly Compensation computations, the disabled Members who participate in the LTD Plan shall be eligible for Retirement on the earlier of their Normal Retirement Date or the first of the month following the final monthly payment under the LTD Plan; provided, however, if a Member ceases to be disabled, regardless of whether he resumes employment, his eligibility for Retirement will be determined pursuant to Article IV and his eligibility for vested benefits will be determined by Article VII. A Member, who becomes disabled within the meaning of Section 1.16, but who does not participate in the LTD Plan, will be eligible for Retirement benefits or vested benefits determined in accordance with Articles IV and VII, respectively at the later of end of his Disability Leave or his Severance from Service Date.

 6.04 Maximum Pension. The maximum pension payable to a Member must not exceed the limitations of Code
          Section 415 as set forth in this Plan Section 6.04.

          (a) Notwithstanding any other provision of this Plan, the maximum annual pension payable to any Member shall not exceed the lesser of (1) $90,000 (the "Dollar Limitation") or (2) 100% of the Member's average annual Compensation during the three consecutive Plan Years when the total Compensation paid to him was the highest (the "Compensation Limitation") subject to the following:
               (i) the maximum shall apply to the pension
                   payable as a life annuity under Method 2 or as a Qualified Joint and Survivor Annuity under Method 3 as described in Plan Sections 5.02 and 5.03 respectively. The maximum pension under Method 1 shall be the Actuarial Equivalent of the

FORM 10-K                                       Page 214
                   maximum pension payable as a life annuity under Method 2.
               (ii)If benefits begin prior to a Member's
                   Social Security Retirement age (as
                   defined in Section 415(b)(8)), the Dollar
                   Limitation applicable to such pension
                   shall be equal to the Actuarial
                   Equivalent of the Dollar Limitation where such Dollar Limitation is deemed to be a pension beginning at the Member's Social Security Retirement age.
              (iii)If a pension begins after age 65, the
                   maximum Dollar Limitation shall be the
                   Actuarial Equivalent of the Dollar
                   Limitation where such Dollar Limitation
                   is deemed to be a pension beginning at
                   Social Security Retirement age.  For
                   purposes of subparagraphs (ii) and (iii)
                   Actuarial Equivalency shall be based upon an interest rate assumption of 5%, or such other rates as may be required by the Code, ERISA or regulations thereunder,
               (iv)If a Member has fewer than ten years of
                   Plan participation, the Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (computed to fractional parts of a year) of participation in the Plan, and the denominator of which is 10. If the Plan Member has fewer than ten Years of Service, the Compensation Limitation shall be multiplied by a fraction the numerator being the Member's Years of Service computed to fractional parts of a year divided by a denominator of 10.
               (v) For all purposes of this Plan, the
                   maximum Dollar Limitation of $90,000
                   shall be automatically increased as
                   permitted by Treasury Department
                   regulations to reflect cost of living
                   adjustments.  As a result of such an
                   adjustment, a pension which had been
                   limited by provisions of this Section
                   6.04 in a previous Plan Year(s) may be
                   increased with respect to future payments to the lesser of the adjusted Dollar Limitation amount or the amount of pension which would have been payable under this Plan without regard to the

FORM 10-K                                       Page 215
                   provisions of this Section 6.04.  The
                   adjusted limitation is effective as of
                   January 1 of each calendar year and is
                   applicable to Plan Years ending with or
                   within that calendar year. For purposes of Plan Sections 6.04 and 6.07 Compensation and "415 compensation" shall constitute Compensation as defined in
                   Section 1.08 less deferrals and
                   contributions pursuant to Members' salary reduction elections that are not includable in gross income by reason of Code Sections 125 and 402(e)(3).
          (b)  For purpose of this Section 6.04, all
               qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.
          (c) For purposes of this Section 6.04, if the Employer is a member of a controlled group of Corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 415(b) and (c) as modified by Code Section 415(h)) or if a Member of an Affiliate Service group (as defined by Code Section 414(m)) all Employees of such Employers shall be considered to be employed by a single Employer.
          (d) For purposes of this Section 6.04, if this Plan is a Code Section 413(c) Plan, all Employers of a Member who maintained this Plan will be considered to be a single Employer.
          (e)  Notwithstanding any other provisions of this
               Section 6.04, the otherwise permissible annual benefits for any Member under this Plan may be reduced to the extent necessary to assure compliance with Code Section 415 which imposes additional limitations on the benefits payable to members who also participate in other tax qualified plans of the Employer. Subject to the exception in Section 6.04(i) below, if an employee is (or has been) a Member in one or more defined contribution plans and one or more defined benefit plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

FORM 10-K                                       Page 216

               The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Member's projected annual benefit under the Plan (determined at the close of the Plan
               Year) and the denominator of which is the greater of the product of 1.25 multiplied by the "protected current accrued benefit" or the lesser of: (i) the product of 1.25 multiplied by the maximum Dollar Limitation provided under Code Section 415(b)(1)(A) for such Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such Plan Year.

               The defined contribution plan fraction for any Plan Year is a fraction the numerator of which is the sum of the Annual Additions to the Member's accounts as of the close of the Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year in each prior Year of Service with the Employer:

               (i) the product of 1.25 multiplied by the
                   dollar limitation in effect under Code
                   Section 415(c)(1)(A) for such Plan Year
                   (determined without regard to Code
                   Section 415(c)(6); or
               (ii)the product of 1.4 multiplied by the
                   amount which may be taken into account
                   under Code Section 415(c)(1)(B) for such Plan Year. Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.
          (f) For defined contribution plans in effect on or before July 1, 1982, the Plan Administrator may elect for any Plan Year ending after December 31, 1982, that the amount taken into account in the denominator for every Member for all Plan Years ending before January 1, 1983, shall be an amount equal to the product of: (1) the denominator for the Plan Year ending in 1982 determined under the law in effect for the Plan Year ending in 1982; multiplied by (2) the "transition fraction."

FORM 10-K                                       Page 217

               For purposes of the preceding paragraph the transition fraction shall mean a fraction: (1) the numerator which is the lesser of (i) $51,875, or (ii) 1.4 multiplied by twenty-five percent (25%) of the Member's "415 compensation" for the Plan Year ending in 1981; and (2) the denominator of which is the lesser of (i) $41,500, or (ii) twenty-five percent (25%) of the Member's "415 compensation" for the limitation year ending in 1981. Notwithstanding the foregoing, for any limitation year in which the Plan is a Top Heavy Plan $41,500 shall be substituted for $51,875 in determining the transition fraction.
          (g)  Notwithstanding the foregoing, for any
               limitation year in which the Plan is a Top
               Heavy Plan 1.0 shall be substituted for 1.25 in determining the defined benefit plan fraction and defined contribution plan fraction.
          (h)  If the sum of the defined benefit plan
               fraction and defined contribution plan
               fraction shall exceed 1.0 in any Plan Year for any Member in this Plan for reasons other than described in Section 6.04(i), the Pension Committee shall adjust the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any Plan Year for such Member.
          (i) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,785 above, or (2) the excess benefit accruals or "Annual Additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Member in any "limitation year", such Member shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (a) The Member's Accrued Benefit under the defined benefit plan shall not increase, (2) no "Annual Additions" may be credited to a Member's account and (3) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

FORM 10-K                                       Page 218

          (j)  Notwithstanding anything contained in this
               Section 6.04 to the contrary, the limitations, adjustments and other requirements described in this shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

 6.05 Determination of Top Heavy Status. The following provisions shall become effective in any Plan Year commencing after the 1983 Plan Year in which the Plan is determined to be a Top Heavy Plan.

          (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees under this Plan and all plans of an Aggregation Group, and (2) the sum of the Aggregate Accounts of Key Employees under all plans of an Aggregation Group, exceed sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees under this Plan and all Plans of an Aggregation Group and
               (2) the sum of the Aggregate Aggregation
               Group, exceed ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
          (c) If any Member is a Non-Key Employee for any Plan Year, but such Member was a Key Employee for any prior Plan Year, such Member's Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Member or former Accounts of Key Employees under all Plans of an has not performed any services for any Employer maintaining the Plan at any time during the

FORM 10-K                                       Page 219
               five year period ending on the Determination
               Date, any Accrued Benefit or Aggregate Account for such Member or former Member shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

 6.06     Top Heavy Definitions.
          The following definitions apply in determining whether the Plan is a Top Heavy Plan or a Super Top
          Heavy Plan:

          (a) Aggregate Account: A Member's Aggregate Account as of the Determination Date is the sum of the amounts and adjustments described below:
               (1) his Member's Account balance as of the
                   most recent valuation occurring within a twelve (12) month period ending on the Determination Date;
               (2) an adjustment for any contributions due
                   as of the Determination Date.  Such
                   adjustment shall be the amount of any
                   contributions actually made after the
                   applicable Plan valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;
               (3) any Plan distributions made within the
                   Plan Year that includes the Determination
                   Date or within the four (4) preceding
                   Plan Years.  However, in the case of
                   distributions made after the valuation
                   date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Member's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an

FORM 10-K                                       Page 220

                   Aggregation Group, will be counted.
                   Further, distributions from the Plan
                   (including the cash value of life
                   insurance policies) of a Member's account balance because of death shall be treated as a distribution for the purposes of this paragraph.
               (4) any Employee contributions, whether
                   voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Member's Aggregate Account balance.
               (5) with respect to unrelated rollovers and
                   plan-to-plan transfers (ones which are
                   both initiated by the Employee and made
                   from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.
               (6) with respect to related rollovers and
                   plan-to-plan transfers (ones either not
                   initiated by the Employee or made to a
                   plan maintained by the same employer), if this Plan provides for a rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the Plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Member's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.
               (7) For the purposes of determining whether
                   two employers are to be treated as the
                   same employer in (5) and (6) above, all
                   employers aggregated under Code Section
                   414(b), (c), (m) and (o) are treated as
                   the same employer.
          (b) Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.
               (1) Required Aggregation Group:  In
                   determining a Required Aggregation Group

FORM 10-K                                       Page 221
               hereunder, each plan of the Employer in which a Key Employee is a member in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.
               (2) Permissive Aggregation Group:  The
                   Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.
               (3) Only those plans of the Employer in which
                   the Determination Dates fall within the
                   same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.
               (4) An Aggregation Group shall include any
                   terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.
          (c) Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.
          (d) Key Employee means an Employee as defined in Code Section 416(i) and the Regulations

FORM 10-K                                       Page 222
               thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:
               (1) an officer of the Employer (as that term
                   is defined within the meaning of the
                   Regulations under Code Section 416)
                   having annual "415 Compensation" greater than 50 percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.
              (2)  one of the ten employees having annual
                   "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (0.5%) interest and the largest interests in the Employer.
               (3) a "five percent owner" of the Employer.
                   "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.
               (4) a "one percent owner" of the Employer
                   having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock

FORM 10-K                                       Page 223
                   of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.
                   However, in determining whether an
                   individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and
                   (o) shall be taken into account.  For
                   purposes of this Section, "415
                   Compensation" means compensation as
                   defined in Plan Section 1.08, except that the determination of "415 Compensation" shall be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B)
                   and, in the case of Employer
                   contributions made pursuant to a salary
                   reduction agreement, without regard to
                   Code Section 403(b).
          (e) Non-Key Employee means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.
          (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Member other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).
          (g) Top Heavy Group means an Aggregation Group in which as of the Determination Date, the sum of: (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in thegroup, exceeds sixty percent (60%) of a similar sum determined for all Members.

FORM 10-K                                       Page 224

 6.07     Top Heavy Requirements.

          (a) Minimum Benefit Required for Top Heavy Plan Years. The minimum pension benefit at Normal Retirement Age for a Member terminating employment at or after age 65, and the Minimum Accrued Benefit, payable at Normal Retirement Age for a Member who terminates employment prior thereto with entitlement to a nonforfeitable Accrued Benefit, shall be equal to the product of: (1) 2% of his average monthly compensation as defined in Section 1.415-2(d) of the income tax regulations, during his five highest-paid consecutive calendar Years of Service (or during his period of Employment, if less than five years); multiplied by (2) each of his first ten Years of Service after December 31, 1983, in which the Plan is a Top Heavy Plan. In any Plan Year in which a Non-Key Employee is a Member in both this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.
          (b)  Minimum Vesting:  Notwithstanding the
               provisions of Plan Section 7.01; if a Member's termination of employment occurs while the Plan is a Top-Heavy Plan, such Member's vested percentage in his Accrued Benefit shall not be less than the percentage determined in accordance with the following table:

               Vested           Forfeited
          Years of Service      Percentage      Percentage

            Less than 3             0%             100%
            3 or more             100%               0%

FORM 10-K                                       Page 225

               If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in paragraph (b) of this Section 6.07 shall continue to apply in determining the vested percentage of any Member who had at least three Years of Service as of December 31, in the last Plan Year of top-heaviness. For other Members, said schedule shall only apply to their Accrued Benefit balances as of such December 31.
          (c) Impact on Maximum Benefits: For any Plan Year in which the Plan is a Top-Heavy Plan, Plan
               Section 6.04 shall be applied by substituting the number "l.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.
          (d) Notwithstanding anything contained herein to the contrary, the requirements prescribed in this Section 6.07 shall at all times comply with the provisions of Code Section 416 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

FORM 10-K                                       Page 226

                        ARTICLE VII
          BENEFITS UPON TERMINATION OF EMPLOYMENT
                 OTHER THAN AT RETIREMENT

 7.01 Vested Benefits/Termination of Employment with Less than Five Years of Service. Each Member's Accrued Benefit under the Plan is nonforfeitable (100% vested) at the earlier of: (1) attaining age 65 (Normal Retirement Age) while a Member, or (2) completion of five Total Years of Service after age
          18. If a Member's employment is terminated for any reason and at the time his Total Years of Service hereunder is less than five (5) years and he does not qualify for Retirement under the provisions of
          ARTICLE IV, no benefits shall be payable under this Plan on his behalf.

 7.02 Termination of Employment with at Least Five Years of Service. If a Member's employment is terminated for any reason and at the time his Total Years of Service hereunder is five (5) years or more but he does not qualify for Retirement under the provisions of ARTICLE IV or Section 7.04, he shall, if he survives to the date of payment determined herein, be entitled to all of his Accrued Benefit, as defined in Section 1.02, and adjusted for his age at the date payment is to be made or begin, and payable as follows:

          (a)  If the present value of the Member's
               nonforfeitable Accru Benefit determined in accordance with Plan Section 1.02 does not exceed $3,500, that present value shall be payable in a single sum as soon as practicable;
          (b)  If the present value of the Member's
               nonforfeitable Accrued Benefit determined in accordance with Plan Section 1.02 exceeds $3,500, payment shall be made in accordance with paragraph (c);
          (c) That portion of such Member's benefits not payable under Section 7.02(a) shall be payable beginning the first of the month after he attains age 65, or at his election, at any time within the ten-year period immediately preceding as though he were a Retired Member, and for the purpose of this paragraph the pension basis shall be the Actuarial Equivalent of the Accrued Benefit as defined

FORM 10-K                                       Page 227
               in Plan Section 1.02 determined by application of Tables III, IV and V contained in Appendix A based on the attained age of the Member (and Spouse) as of the date payments actually begin and the method of payment determined in accordance with Article V.
          (d) A distribution pursuant to paragraph (c) cannot be made unless the Member's Spouse consents to the distribution in the manner provided in Section 5.06.

 7.03 Accrued Benefit of Reemployed Member. Benefits for a terminated or Suspended Member who resumes employment covered by the Plan shall be determined as follows:

          (a) If such Member has received no benefits from the Plan, his total Accrued Benefit as defined in Section 1.02 shall be restored to the extent that his previous service is taken into account under Section 1.42 and shall be subject to the vesting and forfeiture provisions of the Plan according to his Total Years of Service hereunder determined at his eventual Termination of Employment.
          (b) If such Member has received a distribution of his nonforfeitable benefit either in a lump sum or in monthly payments, the benefits determined with respect to his eventual Termination of Employment shall be reduced by the Actuarial Equivalent of the amount(s) previously received as provided in Section
               4.07 and Table VI.

 7.04 Involuntary Termination of Employment. If a Member's employment is involuntarily terminated for reasons other than death and he has at least fifteen (15) Total Years of Service and five (5) years of membership in the Plan but at the time has not attained age 55, and if he survives to age 55, he shall then be entitled to a monthly pension based on his Accredited Service to the date of his involuntary Termination of Employment computed in accordance with Article VI as though he had Retired under Article IV. For purposes of this pension calculation, Average Monthly Compensation, provisions of the plan as in effect on the date of Termination of Employment, and all other relevant factors shall be treated as remaining constant from

FORM 10-K                                       Page 228
          the date of Termination of Employment to the Retirement date. Benefits under this Section 7.04, payable in accordance with Article V, shall begin as of the first of the month coinciding with or following the Member's attaining age 55 or at his election the first of any subsequent month.

FORM 10-K                                       Page 229

                       ARTICLE VIII
            BENEFITS PAYABLE BY REASON OF DEATH


 8.01     Death of a Member without a Surviving Spouse.

          (a) Death before Early Retirement Age: If an active or Suspended Member dies before the date on which he would have met the age and service requirements for early Retirement under Section 4.02 and he does not have a Surviving Spouse, no benefit shall be payable under the Plan on his behalf.
          (b) Death after Early Retirement Age But Before Annuity Starting Date: If an active or Suspended Member who at the time has met the age and service requirements for early Retirement under Section 4.02 dies before his Annuity Starting Date and he does not have a Surviving Spouse, his Beneficiary shall be entitled to 120 installments equal to fifty percent of the monthly pension to which such Member would have been entitled had he Retired as of the date of his death and had elected to receive his pension under Method 1 beginning as of the first day of the next month.
          (c)  Death after Involuntary Termination of
               Employment: If a Member's employment is involuntarily terminated and his is entitled to benefits under Section 7.04, and if such Member survives more than thirty (30) days after his Termination of Employment but dies before his Annuity Starting Date, and does not have a Surviving Spouse, his Beneficiary shall be entitled to 120 installments of the monthly pension which would have been payable to such Member under Section 5.01 beginning the first of the month following the date he would have attained age fifty-five or the first of the month following the date of his death, whichever is later.
          (d) If a Member dies after his Annuity Starting Date, subject to the rights of an Alternate Payee under a Qualified Domestic Relations Order, any pension benefit payable under the Plan will be paid in accordance with the method of payment elected under Article V.

FORM 10-K                                       Page 230

 8.02     Death of a Member with a Surviving Spouse.
          (a) If a Member dies before his Annuity Starting Date and before completing five Total Years of Service, no benefit shall be payable under this Plan on his behalf.
          (b) If a Member dies before his Annuity Starting Date after completing five Total Years of Service, but before the earliest date on which he could have elected to receive a pension benefit under the Plan, either as an early Retirement benefit under Section 4.02 or a deferred pension under Section 7.02(c) or 7.04, subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, his Spouse shall be entitled to a Qualified Preretirement Survivor Annuity in accordance with Section 8.03(b).
          (c) If a Member dies before his Annuity Starting Date and on or after the earliest date on which he could have elected to begin receiving a pension under the Plan, either as an early Retirement benefit under Section 4.02 or a deferred pension under Section 7.02(c) or 7.04, subject to the rights of any Alternate Payee under a Qualified Domestic Relations Order, his Spouse shall be entitled to a Qualified Preretirement Survivor Annuity provided in Section 8.03(a). Notwithstanding the preceding sentence, if a Member who could begin receiving an early Retirement benefit under Section 4.02 so elects on forms provided by the Pension Committee, subject to any required spousal consent, his Beneficiary shall be entitled to 120 installments equal to fifty percent of the monthly pension such Member would have been entitled to had he retired as of the date of his death and elected to receive his pension under Method 1 beginning as of the first day of the next month.
          (d) If a Member dies after his Annuity Starting Date, subject to the rights of an Alternate Payee under a Qualified Domestic Relations Order, any pension benefit payable under the Plan will be paid in accordance with the method of payment elected under Article V.

FORM 10-K                                       Page 231

 8.03     Qualified Preretirement Survivor Annuity.
          In the event a Member with a vested right to his Accrued Benefit under the Plan dies before his Annuity Starting Date and has not made the election provided for in Section 8.02 (c), benefits shall be payable to the Member's Spouse as follows:

          (a) If the Member at the date of death was then eligible to receive a benefit under the Plan under Article IV or Plan Section 7.02(c) or 7.04, his Surviving Spouse shall be entitled to receive a death benefit commencing as of the first day of the month coinciding with or next following the date of the Member's death, in an amount equal to one-half of the amount of the retirement benefit which would have been payable to the Member if he had retired on the day preceding his death and received a benefit in the form of a Joint and Survivor Annuity as defined in Plan Section 5.03.
          (b) If the Member at the date of death was at that time not eligible to receive a benefit under the Plan, then the Member's Surviving Spouse shall be entitled to a death benefit in an amount equal to the amount that would have been payable to the Spouse under Section 7.02(c) or 7.04 assuming:
               (1) the Member had Separated from Service on
                   the earlier of his Termination of
                   Employment or date of his death;
               (2) the Member had survived to the earliest
                   date he would be entitled to receive a
                   benefit under the Plan pursuant to
                   Section 7.02(c) or 7.04;
               (3) on that date the Member began receiving
                   his Accrued Benefit in the form of a
                   Qualified Joint and Survivor Annuity as
                   described in Plan Section 5.03; and
               (4) the Member died on the day after the date
                   described in subsection (2).

               The preretirement spousal death benefit under this Section 8.03 shall commence unless the Spouse elects otherwise, as of the first day of the month coinciding with or next following the earliest date the Member could have begun receiving a benefit under the Plan pursuant to
               Article IV, Section 7.02(c) or Section 7.04 had he not died, and shall be paid to and including the month in which such Spouse dies.

FORM 10-K                                       Page 232

               Notwithstanding the foregoing, if the present value of the preretirement spousal death benefit with respect to a Member who dies before becoming eligible to receive a benefit pursuant to Section 8.03(b) does not exceed $3,500, his Spouse shall be entitled to receive such present value as soon as practicable.

 8.04     Designation of Beneficiaries.

          (a)  A Member may designate a Beneficiary or
               Beneficiaries in accordance with this Section
               8.04 to receive benefits payable under the method described in Section 5.01 after the Member's death after Retirement, and benefits payable by reason of the Member's death before his Annuity Starting Date pursuant to Section
               8.01.  In the case of benefits payable as
               described in Section 5.01 no Beneficiary designation in accordance with this Section
               8.04 shall be effective unless accompanied by a spousal consent described in paragraph (c) below, and received by the Pension Committee before the first monthly payment. A Member may revoke any Beneficiary designation, and subject to any required spousal consent may designate another Beneficiary or Beneficiaries.
          (b) On forms provided by the Pension Committee, each Member may designate or change a Beneficiary or Beneficiaries to receive Retirement benefits calculated under Plan
               Section 5.01 by reason of the Member's death and benefits payable by reason of the Member's death before his Annuity Starting Date pursuant to Section 8.01. A Beneficiary designation is effective when received by the Pension Committee. Any designation of a Beneficiary by a Member without a Spouse shall become void and of no further force and effect if the Member marries prior to his Annuity Starting Date. If a Beneficiary or Beneficiaries are designated in accordance with this Section 8.04, then after the Pension Committee receives proof of the Member's death, it shall request his Beneficiary or Beneficiaries to submit claim, election and tax withholding forms. Subject to the rights

FORM 10-K                                       Page 233
               of any Alternate Payee under a Qualified
               Domestic Relations Order, the Pension
               Committee upon receiving these forms, shall direct the Trustee to pay the deceased Member's retirement benefits to his Beneficiary or Beneficiaries for the remainder of the 120 month period as provided in Section
               5.01 or for the 120 month period required pursuant to Section 8.01. If there is no effective Beneficiary designation in effect at the time of the Retired Member's death, then subject to any required Spousal consent and to the rights of any Alternate Payee, the Member's estate shall be entitled to receive any remaining pension payments due.
          (c)  Notwithstanding the Member's right to
               designate a Beneficiary as provided in Section 8.04(a), the Member's Beneficiary shall be the Member's Spouse unless the Member's Spouse consents in writing to the Member's election of payment under Method 1 and of a different Beneficiary. This Spouse's consent must acknowledge the effect of the Member's election and must be witnessed by a Plan Representative or Notary Public. With this spousal consent, the provisions of this
               Section 8.04 shall apply.

 8.05 Legal Disability of Beneficiary. If any Member, former Member or Beneficiary entitled to any payment under the Plan shall be under a legal disability whether due to incompetency, being a minor, or otherwise, the Pension Committee, upon the receipt of satisfactory evidence of such legal disability may cause any payment otherwise payable to be paid, (i) to the guardian of the person or property of such Member or Beneficiary, or (ii) to any other person, firm or institution for the benefit of such Member or Beneficiary, or, if the Beneficiary is a minor, to a custodian for such Beneficiary under a Uniform Gifts or Transfers to Minors Act, and the receipt of any of the foregoing shall constitute a full acquittance of the Pension Committee to the extent of the distribution so made.

FORM 10-K                                       Page 234

                        ARTICLE IX
         TRUST FUND AND ADMINISTRATION OF THE PLAN

 9.01     Named Fiduciaries and Allocation of Responsibility.
          (a)  Plan Fiduciaries are Cone, the Pension
               Committee and each Trustee or Co-Trustee.
               Each Fiduciary shall have only those powers, duties, responsibilities and obligations that are specifically assigned under the Plan or Trust Agreement. A Fiduciary may serve in more than one capacity with respect to the Plan. The Board of Directors shall appoint the Pension Committee and any Trustee or successor Trustees or Co-Trustees and any other Fiduciaries.
          (b)  The Trustee has custody and sole
               responsibility for administration of the Trust Fund, but the Trustee's authority to manage, acquire or dispose of assets of the Plan is subject to the direction of Cone in accordance with Section 9.08. If an Investment Manager is appointed, the Trustee or each Co-Trustee under that Trust Agreement is released from any obligation or liability for the investment of the assets for which the appointment is made.
          (c)  The Pension Committee has only the
               responsibilities described in this Plan and those delegated by Cone. The Pension Committee has no responsibility for the control or management of the Trust Fund.
          (d)  All responsibilities not specifically
               delegated to a Fiduciary remain with Cone, including designating other Fiduciaries not named in this Plan or the Trust Agreement. A Fiduciary serves at the pleasure of Cone and may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan. Each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under the Plan or Trust Agreement and shall not be required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary be responsible for the proper exercise of its own power, duties, responsibilities and obligations and shall not be responsible for any act or omission of another Fiduciary except to the extent that it has knowledge of

FORM 10-K                                       Page 235
               a breach of Fiduciary responsibility by
               another Fiduciary and fails to make reasonable effort to remedy the breach.

 9.02 Duties and Responsibilities. Each Fiduciary shall discharge his duties with respect to the Plan solely in the interest of Members and Beneficiaries for the exclusive purpose of providing benefits to Members and Beneficiaries and for defraying reasonable expenses in administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of applicable law or regulation.

 9.03 Trust Fund. All of the assets of the Plan shall be held in a Trust Fund or Funds under a Trust Agreement or Agreements which shall be a part of the Plan except for the group annuity contract described in Section 5.04. Such Trust Agreement or Agreements may provide for a master trust containing assets of more than one plan if the portion or percentage attributable to each plan is clearly established and discernible. Each Trustee or Co-Trustee shall be appointed by the Board of Directors, and the Board of Directors shall have the sole authority to appoint and remove any Trustee, Co-Trustee or successor Trustee or Co-Trustee. All contributions shall be paid into a Trust Fund. To the extent not provided by the group annuity contract with Prudential Insurance Company of America benefits provided by the Plan shall be payable from the Trust Fund, except that pensions under the Plan may be provided through the purchase of annuities from a legal reserve life insurance company which comply with the payment options described in ARTICLE V of the Plan. The Trustee or Co-Trustee shall execute such documents and take any other action necessary to carry out the instructions of the Investment Manager and Pension Committee.

FORM 10-K                                       Page 236

 9.04 Enforceable Rights. Cone does not guarantee payment of any benefits provided for under the Plan. No person shall have any interest in or right to any part of the corpus or income of the Trust Fund except as provided in the Plan.

 9.05 Impossibility of Diversion. The assets of the Plan and the Trust Fund shall not inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Members and Beneficiaries and defraying reasonable expenses of administering the Plan.

 9.06 Pension Committee. The Board of Directors shall appoint a Pension Committee consisting of at least three (3) persons who may, but need not be, officers, directors or Employees of Cone. The members of each Committee shall hold office at the pleasure of the Board of Directors and shall serve without compensation. Each Committee member shall file his written acceptance with the Board of Directors and acknowledge that he is a Fiduciary under the Plan. Any Committee member may resign at any time by delivering his written resignation to the Board of Directors. Any vacancy which reduces Committee membership to less than three shall be filled by the Board of Directors as soon as practicable.

 9.07 Officers, Quorums, Expenses. The Pension Committee or any other committee appointed or designated by Cone pursuant to Section 9.01(a) may authorize one or more of its members to execute or deliver any instrument or act on its behalf. Each Committee shall hold meetings upon such notice and at such place and times as it may determine. A majority of the members of each Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by a Committee shall be by the vote of a majority of those present at a meeting or without a meeting by an instrument in writing signed by a majority of the members. If a Committee member registers his dissent in writing with respect to any act or omission by the majority, delivered to the remaining Committee members within a reasonable time, such member shall not be responsible for such act or omission. The expenses of each Committee in

FORM 10-K                                       Page 237
          performing its duties and the compensation of its agents shall be paid by Cone.

 9.08 Investment Powers. Except to the extent delegated to an Investment Manager, Cone shall have all the powers, duties, responsibilities and obligations contained in Section 9.09 with respect to investments under the Plan. The Company shall have authority to appoint in writing and obtain the services of one or more Investment Managers (as defined in ERISA Section 3(38)) whose duties and responsibilities shall be to manage the investment and reinvestment of such portion of the Trust Fund as shall be determined from time to time by the Committee. Cone may appoint the Trustee to serve as Investment Manager with respect to all or a portion of the Trust Fund.

 9.09 Duties of Investment Manager. Each duly appointed Investment Manager shall, with respect to the portion of any Trust Fund for which it is responsible, have the sole authority, without prior consultation with the Trustee or Cone to manage, acquire and dispose of assets of the Trust Fund but shall not, except to the extent permitted in the Trust Agreement, have physical custody or indicia of ownership of any such assets. The appointment of an Investment Manager shall become effective as of the date he delivers to Cone a written statement acknowledging that it is Fiduciary as defined in ERISA Section 3(21)(a) and that it has the responsibility for acquisition and disposition of that portion of Trust Fund assets assigned to it.
          The Investment Manager shall exercise its power through written directions to the Trustee. The Investment Manager shall periodically deliver to Cone a report describing all Trust Fund asset transactions for each agreed upon reporting period. Any compensation or fee due to the Investment
          Manager for services rendered shall be paid out of the Trust Fund, unless paid by Cone in its discretion.

 9.10 Information to Investment Manager. Cone or the Pension Committee shall advise each Investment Manager of the amount of that portion of any Trust Fund which he is to manage, the amount of Cone contributions to be added to the Fund and the expected future benefits to be payable from the

FORM 10-K                                       Page 238

          Fund in order that the Investment Manager may establish a funding policy consistent with current and long-term needs of the Plan and compatible with guidelines determined by Cone.

 9.11 Notice to Trustee. Cone shall notify the Trustee of each Trust Fund for which an Investment Manager has been appointed of the name of such Investment Manager and the portion of the Trust Fund for which such Manager is responsible. Until notified in writing by Cone that there has been a change in the appointment of an Investment Manager, the Trustee shall be fully protected in relying upon the instructions received from such Investment Manager with respect to the portion of the fund for which such Manager has investment responsibilities.

 9.12 Duties of the Pension Committee. The Pension Committee shall be responsible for and have discretionary authority with respect to interpretation of the provisions of the Plan, the determination of benefits and the right of any person to benefits, and such other functions including without limitation the promulgation of rules and regulations as may be necessary for proper administration of the Plan and not hereunder delegated to the Trustee, Investment Manager or other Fiduciary appointed by the Board of Directors. The Pension Committee's rules, interpretations, computations and actions will be conclusive and binding on all persons.

 9.13 Notice of Payments Due. The Pension Committee shall notify the Trustees in writing of the amounts payable under the Plan and the date of such payments.

 9.14 Records and Reports. The Pension Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the valuation of the assets and liabilities, contingent or otherwise, of the Plan. The Committee shall exercise such authority as it deems appropriate in order to comply with the reporting requirements of any applicable law or regulation affecting the Plan and shall prepare annually a report showing in reasonable detail such assets and liabilities of the Plan and any other information which the Board

FORM 10-K                                       Page 239
          of Directors may require and which the Committee can reasonably furnish or obtain from the Trustees. Such report shall be submitted to the Board of Directors.

 9.15 Exoneration of Pension Committee. The members of the Pension Committee, Employers and their officers, directors and Employees shall be entitled to rely upon the reports furnished by any Trustee or by any accountant approved by the Committee or the Board of Directors, and upon all opinions given by any legal counsel selected or approved by the Committee or the Board of Directors. Except as contrary to law, the members of the Committee, Employers and their officers, directors and Employees shall be fully protected and exonerated from liability with respect to any action taken or suffered by them in good faith in reliance upon such reports, opinions or other advice received from any such Trustee, accountant or legal counsel. The fact that any member of the Committee is a director, officer or shareholder of the Employer, or a Member of the Plan, shall not disqualify him from performing any duties which the Plan or the Trust Agreement authorizes or requires him to do as a member of the Committee or render him accountable for any benefits received by him under the Plan. All directors, officers and Employees who are deemed to be Fiduciaries of this Plan are entitled to indemnification to the full extent provided for by law and by the Articles of Incorporation and Bylaws of Cone in effect on January 1, 1987, or as, thereafter amended.

 9.16 Errors and Omissions. Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it is not in conflict with the Code of ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and if the Pension Committee determines that it would cost more to correct the error than is warranted, and if the Pension Committee determines that the error did not result in discrimination prohibited by the Code, ERISA or by Plan Section 12.06 or cause a qualification of excise-tax problem, then, to the extent that an adjustment will not in the Pension Committee's judgment result in discrimination prohibited by the

FORM 10-K                                       Page 240

          Code, ERISA or Plan Section 12.06, the Pension Committee may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Cone contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission.

 9.17 Fees and Expenses. Any fees or expenses incurred in connection with the operation of the Plan shall be paid out of the Trust Fund, unless paid by Cone in its discretion.

 9.18 Voting and Tendering of Shares. Securities held in the Trust Fund shall be voted by the Trustee or other Investment Manager in its sole discretion and in accordance with its fiduciary duties and responsibilities described in Section 9.02. The Trustee or Investment Manager shall advise Cone or the Pension Committee annually of its policies with respect to voting of proxies and in such detail as is requested, the nature of its voting practice.

 9.19 Claim Procedure. As a condition precedent to the payment of benefits, the Pension Committee may require any Member or Beneficiary entitled to benefits to complete an application for payment and a form for selection of the method of payment under which benefits are to be paid and to provide information with respect to withholding of income taxes. Any denial by the Pension Committee of a claim for benefits under the Plan shall be stated in writing by the Pension Committee and shall be delivered or mailed to the Member or his Beneficiary. Such notices shall state the specific reason for denial and provide a reasonable opportunity for a joint review of the decision by the Member or his Beneficiary and the Pension Committee.

FORM 10-K                                       Page 241

                         ARTICLE X
             AMENDMENT, TERMINATION AND MERGER

10.01     Amendment.

          (a) The Board of Directors retains the right at any time: (1) to amend this Plan and any Trust Agreement to qualify or retain qualification of this Plan and the Trust under the applicable provisions of the Code or under any other laws; (2) to amend this Plan and any Trust Agreement in any other manner; and (3) to amend this Plan and liquidate any Trust Fund by transferring all assets to a new trust qualified under the Code.
          (b) Except as permitted by Section 10.02, no amendment to the Plan or any Trust Agreement and no transfer of liabilities or assets of any Trust Fund shall permit any part of the Trust Fund to be used for or diverted to the purposes other than for the exclusive benefit of Members and Beneficiaries and for defraying reasonable expenses of administering the Plan. An amendment may not cause any reduction in benefits accrued by any Member or cause or permit any portion of the Trust Fund to revert to or become the property of an Employer. An amendment that affects the rights, duties or responsibilities of any Fiduciary may not be made without that Fiduciary's written consent. Except as permitted by Treasury regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code
               Section 411(d)(6)(A), early retirement
               benefits and retirement-type subsidies, and optional forms of benefit. An amendment is effective on the date indicated in any written instrument that is identified as an amendment

FORM 10-K                                       Page 242
               to the Plan, that is approved or authorized by the Board of Directors and signed by an officer of the Corporation.
          (c) As allowed by law, a transfer of liabilities or Trust Fund assets, or any amendment to the Plan or a Trust Agreement, may authorize or permit part of the Trust Fund to be used for or diverted to payment of taxes owed, or to payment of reasonable administrative expenses. To the extent allowed by Code Section 401(a), Trust Fund assets may be used for or diverted to purposes that benefit Employees other than Members or their Beneficiaries or estates.

10.02     Termination.
          (a) The Board of Directors has the right at any time to terminate this Plan and any Trust Agreement. Notice of a termination must be given to the Members, the Pension Committee, the affected Trustees or Co-Trustees and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan.
          (b)  If the Plan is terminated the rights of
               Members and Beneficiaries to benefits accrued to the date of termination, or partial termination, to the extent then funded shall be nonforfeitable (100% vested). If the Plan is partially terminated (determined in a manner consistent with legal authorities), the rights to benefits accrued to the date of partial termination of affected Members and Beneficiaries are fully nonforfeitable and may then be treated by the Pension Committee as if the Plan had terminated.
          (c) In the event the Plan shall be terminated as provided in this Section 10.02, the then present value of Retirement benefits vested in each Member shall be determined as of the termination date, and the assets then held under this Plan shall, subject to any necessary approval by the Pension Benefit Guaranty Corporation, be allocated, to the extent that they shall be sufficient, after providing for expenses of administration, in the order of precedence provided for under

FORM 10-K                                       Page 243

               Section 4044 of ERISA.  The Retirement
               benefits for which funds have been allocated in accordance with Section 4044 of ERISA shall be provided through the continuance of the existing funding arrangements or through a new instrument entered into for that purpose and, as directed by the Pension Committee, shall be paid either in a lump sum or through the purchase of a nontransferable annuity contract(s). After all liabilities of the Plan have been satisfied with respect to all Members so affected by the Plan's termination, the Employer shall be entitled to any balance of Plan assets which shall remain.

10.03     Limitation of Benefits on Plan Termination.
          (a) In the event of Plan termination, the benefit of any Highly Compensated Employee or any Highly Compensated Former Employee (each as defined in Code Section 414(q)) shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4). Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1994, compliance with Treasury regulations then in effect shall be deemed to be compliance with this paragraph.
          (b) Upon Plan termination, the monthly payments to a Highly Compensated Employee or a Highly Compensated Former Employee who is one of the twenty five (25) highest paid Highly Compensated Employees and Highly Compensated Former Employees shall be limited to an amount equal to the monthly payments that would be made on behalf of such individual under a straight life annuity that is the Actuarial Equivalent of the sum of such individual's Accrued Benefit and any other benefits under the Plan. However the limitation of Section 10.03(b) shall not apply if:
                   (1)  after payment to an individual
                        described above of all benefits
                        payable to such individual under the
                        Plan, including, but not limited to,
                        any periodic income, any withdrawal
                        values payable to a living Employee
                        and any death benefits not provided
                        for by insurance on the Employee's
                        life, the value of Plan assets

FORM 10-K                                       Page 244
                        equals or exceeds 110% of the value
                        of current liabilities, as defined
                        in Code Section 412(l)(7), or
                   (2)  the value of the benefits described
                        in subparagraph (1) above for such
                        individual described above is less
                        than one (1) percent of the value of
                        current liabilities before
                        distribution, or
                   (3)  the present value of benefits
                        described in subparagraph (1) above
                        for such individual described above
                        does not exceed $3,500 and has never
                        exceeded $3,500 at the time of any
                        prior distribution.

10.04     Discontinuance of Contributions.
          (a) Each Employer has the right at any time to reduce or discontinue its contributions to this Plan subject to any funding requirements under Code Section 412.
          b) A discontinuance of Employer contributions is not a termination of the Plan unless Cone gives the notice described in Plan Section 10.02(a).

10.05     Plan Merger or Asset Transfer.
          (a) The merger or consolidation of the Plan with, or the transfer of assets or liabilities of this Plan to another employee benefit plan, or the transfer of assets or liabilities of another plan to this Plan is allowed provided each Member's benefit entitlement immediately after the merger, consolidation, or transfer, is (when computed as if the surviving or receiving plan had immediately terminated) equal to or greater than the benefit to which the Member would have been entitled if this Plan had terminated immediately before the merger, consolidation, or transfer.
          (b) Subject to paragraph (a), on written direction from Cone, the Pension Committee and any Trustee or Co-Trustee so directed must take all necessary steps to transfer assets held in any Trust Fund, in whole or in part, to another qualified plan.

FORM 10-K                                       Page 245

10.06 Continuation of the Plan. If an Employer is merged or consolidated with any other business or is succeeded by a corporation or any other legal entity that acquires substantially all of the Employer's assets, the surviving or purchasing corporation or legal entity, subject to approval of the Board of Directors, may elect to continue this Plan as to that Employer's Members but shall not be required to do so.

FORM 10-K                                       Page 246

                        ARTICLE XI
                MULTIPLE COMPANIES INCLUDED

11.01     Plan Sponsor and Other Employers.

          (a) This Plan's sponsor is Cone Mills Corporation, or its successor.
          (b) This Plan is designed to allow the sponsor's Affiliates to participate. Employers are Cone Mills Corporation and Affiliates that are permitted to adopt this Plan in accordance with Section 11.02.

11.02 Method of Participation. With approval of the Board of Directors, any other business that is an Affiliate of Cone may take appropriate action through its board and become a party to the Plan as an Employer. To become an Employer, a business must adopt this Plan as a Qualified Plan for its Employees. A business that becomes an Employer must promptly deliver to the Trustee or Co-Trustees designated by Cone a copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing Cone's Board's approval of the adopting entity's status as a party to the Plan and an Employer.

11.03     Withdrawal by Employer.
          (a) An Employer may withdraw from the Plan at any time by giving the Pension Committee and the Board of Directors six months advance notice in writing of its intention to withdraw unless a shorter notice is agreed to by the Board of Directors.
          (b)  Upon receipt of an Employer's notice of
               withdrawal, the Pension Committee must certify to the appropriate Trustees or Co-Trustees the withdrawing Employer's equitable share in the Trust Fund as determined by the Actuary. The Pension Committee may rely conclusively on the determination made by counsel and advisors then employed on behalf of the Plan. The Trustees or Co-Trustees must then set aside from the Trust Fund such securities and other property as each deems, in its sole discretion, to be equal in value to that amount directed by the Pension Committee. If the Plan is to be terminated with respect to the Employer, then the amount set aside must be dealt with according to the provisions of

FORM 10-K                                       Page 247

               Plan Article X. If the Plan is not to be terminated with respect to the Employer, the Trustee or Co-Trustees must either transfer the assets set aside to another trust governed by an agreement between a Trustee or Co-Trustees and the withdrawing Employer or to a successor trustee, according to the Pension Committee's directions.
          (c) The segregation of the Trust Fund assets upon an Employer's withdrawal, or the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section, must not operate to permit any part of the Trust Fund's principal or income to be used for or diverted to purposes other than for the benefit of Members and Beneficiaries or for the payment of reasonable expenses of administering the Plan.

11.04 Tax Year. Although the Employers may have different tax years, the Plan Year which is the calendar year, is the tax year for this Plan and any Trust Fund.

FORM 10-K                                       Page 248

                        ARTICLE XII
                          GENERAL

12.01 Plan Creates No Separate Rights. The establishment and existence of the Plan, Trust Agreements and Trust Fund does not give a person any legal or equitable right against:

          (a)  am Employer;
          (b) any officer, director, Employee or other agent of an Employer;
          (c)  any Trustee or any Co-Trustee;
          (d)  any Investment Manager; or
          (e) the Pension Committee or any member of the Pension Committee.

          The Plan and Trust Agreements create no employment rights and do not modify the terms of an Employee's or a Member's employment. The Plan and Trust Agreements are not contracts between an Employer and any Employee, and the Plan is not an inducement for anyone's Employment.

12.02 Delegation of Authority. Cone's acts may be accomplished by any person with authorization from the Board of Directors. Any other Employer's acts may be accomplished by any person with authorization from that Employer's board.

12.03     Limitation of Liability.
          (a)  A Fiduciary is not subject to suit or
               liability in connection wit this Plan or the Trust Agreement or their operation, except according to this Section 12.03.
          (b) Each member of the Pension Committee, each Trustee and Co-Trustee and any person employed by an Employer is liable only for that person's own acts or omissions.
          (c) Each member of the Pension Committee, each Trustee and Co-Trustee, or any person employed by an Employer is not liable for the acts or omissions of another without knowing participation in the acts or omissions, except by action to conceal an action or omission of another while knowing the act or omission is a breach, or by a failure to properly perform duties that enables the breach to occur, or with knowledge of the breach, failure to make reasonable efforts to remedy the breach.

FORM 10-K                                       Page 249

          (d) One Trustee or Co-Trustee must use reasonable care to prevent another from committing a breach, but all Trustees and Co-Trustees need not jointly manage or control the assets, because specific duties have been allocated among them in this Plan or the Trust Agreements. A Trustee or Co-Trustee is not liable for actions or omissions when following the specific directions of the Pension Committee or a duly authorized and appointed Investment Manager unless such directions are improper on their face. If an Investment Manager has been properly appointed, subject to paragraph (c), a Trustee or Co-Trustee is not liable for the acts of the Investment Manager and does not have any investment responsibility for assets under the management of the Investment Manager.
          (e) A Fiduciary is not liable for the actions of another to whom responsibility has been allocated or delegated according to this Plan and the Trust Agreements, unless as the allocating or delegating Fiduciary it was imprudent in making the allocation or delegation or in continuing the allocation or delegation.
          (f) Each Employee releases all members of the Pension Committee, each Trustee and Co-Trustee, each Employer, all officers and agents of each Employer, and all agents of Fiduciaries from any and all liability or obligation, to the extent release is consistent with the provisions of this Section.
12.04 Legal Action. Except as explicitly permitted by statute, in any action or proceeding involving the Plan, a Trust Agreement, a Trust Fund, any property held as part of a Trust Fund, or the administration of the Plan or Trust Fund, the Pension Committee, the appropriate Trustee or Co-Trustees and Cone are the only necessary parties. No Employees or former Employees or their Beneficiaries or any person having or claiming to have an interest in any Trust Fund, or under the Plan is entitled to notice of process. Any final judgment that is not appealed or appealable that may be entered in an action or proceeding is binding and conclusive on the parties to this Plan and all persons having or claiming to have any interest in any Trust Fund or under the Plan.

FORM 10-K                                       Page 250

12.05 Benefits Supported only by Trust. Except as otherwise provided by statute, a person having any claim under the Plan must look solely to the assets of the Trust Fund for satisfaction, or to the extent his benefit has become an invocable obligation of an insurance company, solely to that insurance company.

12.06 Discrimination. The Pension Committee must administer the Plan in a uniform and consistent manner for all Members and may not permit discrimination in favor of highly compensated
          Employees.

12.07 Model Amendment I. The following sections of Model Amendment I (IRS Notice 87-2) are hereby incorporated in the Employee's Retirement Plan of Cone Mills Corporation for the Plan Years beginning January 1, 1987, and January 1, 1988: I, II, III, IV, V, VI, VIII, and IX.

12.08 Entire Plan. This document incorporates in its entirety the Employee's Retirement Plan of Cone Mills Corporation and supersedes and replaces all prior Plan documents. The Plan may not be amended, modified or supplemented except by a written instrument that is identified as amendment to the Plan that is approved or authorized by the Board of Directors of Cone Mills Corporation and signed by an officer of the Corporation.

FORM 10-K                                       Page 251

                      SIGNATURE PAGE

As evidence of the adoption of the Plan, as amended and restated, for itself and by all Affiliated Companies, Cone
Mills Corporation has caused this document to be signed by its duly authorized officer on December 21, 1993.





                        CONE MILLS CORPORATION
                        By:  /S/ Terry L. Weatherford
                                 Terry L. Weatherford


                        Title:  Secretary

FORM 10-K                                       Page 252

                Employees' Retirement Plan


Appendix A - Actuarial Equivalence Assumptions, Methods and
Tables


1. Lump Sums - for purposes of determining single lump sums pursuant to Sections 7.02 and 8.03 of the Plan:

     (a)  Mortality:  The UP-1984 Mortality Table.
     (b)  Interest:   The "applicable interest rate."

          For this purpose, the "applicable interest rate" shall mean the interest rate which would be used, determined as of the first day of the Plan Year in which the termination of employment giving rise to such distribution occurs, by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a lump-sum distribution on plan termination.

     Factors for computations under this Section shall be redetermined annually and set forth in tables provided by the Actuary.

2.   Commencement before Normal Retirement Date of Early
     Retirement Benefit

     The Early Retirement benefit payable at Normal Retirement Date under Method 1 is reduced by .25% for each month by which the Annuity Starting Date precedes Normal Retirement Date. Factors for such amounts are set forth in Table I. Factors reflecting such early reduction, combined with a conversion to Method 2 per item 4, below, are set forth in Table II.

3.   Commencement before Normal Retirement Date of Terminated
     Vested Benefit

     The early commencement benefit payable under Method 1 prior to Normal Retirement Date pursuant to Section 7.02(c) or 8.03 shall equal the Accrued Benefit payable at age 65 multiplied by the early commencement factors as of the Annuity Starting Date set forth in Table IV, based on the following assumptions:

     (a) Mortality:  The UP-1984 Mortality Table
     (b) Interest:   7.75% per annum

FORM 10-K                                       Page 252a

4.   Annuity Conversion Factors

     For purposes of converting a benefit payable under Method
     1 to a benefit payable under Method 2 or Method 3;
     (a) Mortality:  The UP-1984 Mortality Table
     (b) Interest:   9.5% per annum

     Factors reflecting such conversions are set forth in Tables II, III and V.


Appendix A - Actuarial Equivalence Assumptions, Methods and
Tables


5.   Reduction for Distributions on or after Annuity Starting
     Dates per Sections 4.07 and 7.03

     If, as of a particular Annuity Starting Date, prior distributions with respect to periods of Accredited Service recognized under this Plan as of such ASD have been made, then the new benefits payable under the Plan as of such Annuity Starting Date shall be reduced in accordance with the following methods and assumptions:

     (a) If the prior distribution was a lump sum, then the Accrued Benefit under the Plan shall be reduced by the Accrued Benefit which gave rise to the prior lump sum.

     (b) If the prior distribution is being distributed in a form other than a lump sum, then the Accrued
          Benefit under the Plan shall be reduced by the Actuarial Equivalent of the prior distribution
          (determined as follows) with such prior
          distribution continuing in force without interruption:

          i. If necessary, convert the amount of the prior distribution into the amount that would have been payable under Method 1 at that time, based on factors in Tables 3 and 5.

          ii. Convert (i) to an actuarially equivalent amount starting at the new Annuity Starting
               Date under Method 1, based on (v) and (vi), below and Table VI.

FORM 10-K                                       Page 252b

          iii. Subtract the amount determined in (ii) from the benefit otherwise payable under Method 1 at the new Annuity Starting date without regard to such prior distributions (result cannot be less than $0).

          iv. Convert the amount determined in (iii) to the form of benefit (if other than Method 1) elected by the Member as of the new Annuity
               Starting Date.

          v.   Interest:  5% per annum

          vi.  Mortality: The UP-1984 Mortality Table.

6.   Adjusting Maximum Retirement Benefits Payable under
     Optional Forms Pursuant to Section 415

     (a)  Mortality:  The UP-1984 Mortality Table

     (b)  Interest:  5% per annum


Appendix A - Actuarial Equivalence Assumptions, Methods and
Tables


7. Adjusting Maximum Retirement Benefits for commencement before age 62 or after Social Security Normal Retirement
     Age pursuant to IRC Section 415

     Applicable tables are furnished annually by the Actuary;
     amounts vary by year of commencement, and are based on the following:

     (a)  Mortality:  UP-1984 Mortality Table

     (b)  Interest:   5% prior to age 62,0% after Social
          Security Normal Retirement Age.

FORM 10-K                                                  Page 253

                                                           Table I
                                                   EARLY  RETIREMENT  FACTORS
                                      PLAN  PERCENTAGES  FOR  EARLY  PAYMENT  OF METHOD 1:
                                             LIFE  ANNUITY  WITH  120  MONTHS  CERTAIN


                                      Attained Age Plus Additional Months As Indicated
Attained  Benefit ----------------------------------------------------------------------------
  Age        %      1      2      3      4      5      6      7      8      9      10     11
- --------  ------------------------------------------------------------------------------------
   55     0.7000 0.7025 0.7050 0.7075 0.7100 0.7125 0.7150 0.7175 0.7200 0.7225 0.7250 0.7275
   56     0.7300 0.7325 0.7350 0.7375 0.7400 0.7425 0.7450 0.7475 0.7500 0.7525 0.7550 0.7575
   57     0.7600 0.7625 0.7650 0.7675 0.7700 0.7725 0.7750 0.7775 0.7800 0.7825 0.7850 0.7875
   58     0.7900 0.7925 0.7950 0.7975 0.8000 0.8025 0.8050 0.8075 0.8100 0.8125 0.8150 0.8175
   59     0.8200 0.8225 0.8250 0.8275 0.8300 0.8325 0.8350 0.8375 0.8400 0.8425 0.8450 0.8475
   60     0.8500 0.8525 0.8550 0.8575 0.8600 0.8625 0.8650 0.8675 0.8700 0.8725 0.8750 0.8775
   61     0.8800 0.8825 0.8850 0.8875 0.8900 0.8925 0.8950 0.8975 0.9000 0.9025 0.9050 0.9075
   62     0.9100 0.9125 0.9150 0.9175 0.9200 0.9225 0.9250 0.9275 0.9300 0.9325 0.9350 0.9375
   63     0.9400 0.9425 0.9450 0.9475 0.9500 0.9525 0.9550 0.9575 0.9600 0.9625 0.9650 0.9675
   64     0.9700 0.9725 0.9750 0.9775 0.9800 0.9825 0.9850 0.9875 0.9900 0.9925 0.9950 0.9975
   65     1.0000


FORM 10-K                                                Page 254

Exhibit 10.1 (continued)                                 Table II


                                    EARLY  RETIREMENT  FACTORS
                        PLAN  PERCENTAGES  FOR EARLY  PAYMENT  OF METHOD 2:
                                        LIFE  INCOME  ONLY


                                Attained Age Plus Additional Months As Indicated
Attained  Benefit ----------------------------------------------------------------------------
  Age        %      1      2      3      4      5      6      7      8      9      10     11
- --------  ------------------------------------------------------------------------------------
   55     0.7242 0.7269 0.7297 0.7325 0.7353 0.7382 0.7410 0.7438 0.7466 0.7494 0.7523 0.7551
   56     0.7579 0.7608 0.7636 0.7665 0.7693 0.7722 0.7750 0.7779 0.7808 0.7837 0.7865 0.7894
   57     0.7922 0.7951 0.7980 0.8010 0.8038 0.8067 0.8096 0.8126 0.8155 0.8184 0.8213 0.8242
   58     0.8271 0.8301 0.8331 0.8360 0.8390 0.8420 0.8449 0.8479 0.8509 0.8539 0.8568 0.8598
   59     0.8628 0.8658 0.8689 0.8719 0.8749 0.8780 0.8810 0.8841 0.8871 0.8902 0.8932 0.8962
   60     0.8993 0.9024 0.9055 0.9086 0.9117 0.9149 0.9179 0.9210 0.9242 0.9273 0.9304 0.9336
   61     0.9367 0.9399 0.9431 0.9463 0.9495 0.9527 0.9559 0.9591 0.9623 0.9655 0.9687 0.9719
   62     0.9752 0.9785 0.9817 0.9850 0.9883 0.9916 0.9949 0.9982 1.0015 1.0048 1.0081 1.0114
   63     1.0147 1.0181 1.0215 1.0249 1.0283 1.0317 1.0351 1.0385 1.0420 1.0454 1.0488 1.0523
   64     1.0557 1.0591 1.0627 1.0662 1.0697 1.0732 1.0767 1.0802 1.0838 1.0873 1.0908 1.0944
   65     1.0979
                                             Actuarial Basis:  The UP84 (0,0) Table at 9.5%




FORM 10-K                                         Page 255

                                                  Table III

                     JOINT  AND  50PC  SURVIVOR  OPTION FACTORS
FACTORS  TO  CONVERT  A 10  YEAR  C  AND C  ANNUITY  AT RETIREMENT AGE SHOWN INTO
A JOINT AND SURVIVOR ANNUITY PAYABLE TO RETIRED EMPLOYEE FOR LIFE AND, AFTER HIS
DEATH, 50PC CONTINUATION DURING REMAINING LIFETIME OF SURVIVING CONTINGENT ANNUITANT



   Age of                     Age of Employee at Retirement
 Contingent  ----------------------------------------------------------------------
 Annuitant        55       56       57       58       59       60       61       62
  --------  -------- -------- -------- -------- -------- -------- -------- --------
     35       0.9426   0.9394   0.9362   0.9329   0.9297   0.9264   0.9232   0.9200
     36       0.9438   0.9407   0.9375   0.9343   0.9310   0.9278   0.9247   0.9215
     37       0.9451   0.9420   0.9388   0.9357   0.9325   0.9293   0.9262   0.9231
     38       0.9464   0.9433   0.9402   0.9371   0.9340   0.9309   0.9278   0.9248
     39       0.9478   0.9448   0.9417   0.9387   0.9356   0.9325   0.9295   0.9266
     40       0.9492   0.9462   0.9433   0.9403   0.9373   0.9343   0.9313   0.9284
     41       0.9507   0.9478   0.9449   0.9419   0.9390   0.9361   0.9332   0.9304
     42       0.9522   0.9494   0.9466   0.9437   0.9408   0.9380   0.9352   0.9324
     43       0.9538   0.9511   0.9483   0.9455   0.9427   0.9400   0.9372   0.9345
     44       0.9555   0.9528   0.9501   0.9474   0.9447   0.9420   0.9394   0.9368
     45       0.9572   0.9546   0.9520   0.9494   0.9468   0.9442   0.9416   0.9391
     46       0.9589   0.9564   0.9539   0.9514   0.9489   0.9464   0.9439   0.9415
     47       0.9607   0.9584   0.9559   0.9535   0.9511   0.9487   0.9463   0.9440
     48       0.9626   0.9603   0.9580   0.9557   0.9533   0.9510   0.9488   0.9466
     49       0.9645   0.9623   0.9601   0.9579   0.9557   0.9535   0.9514   0.9493
     50       0.9664   0.9644   0.9623   0.9602   0.9581   0.9560   0.9540   0.9520
     51       0.9684   0.9664   0.9645   0.9625   0.9605   0.9586   0.9567   0.9549
     52       0.9704   0.9686   0.9667   0.9649   0.9630   0.9612   0.9595   0.9578
     53       0.9724   0.9707   0.9690   0.9673   0.9656   0.9639   0.9624   0.9608
     54       0.9745   0.9729   0.9713   0.9698   0.9682   0.9667   0.9653   0.9639
     55       0.9766   0.9751   0.9737   0.9723   0.9709   0.9695   0.9683   0.9671
     56       0.9787   0.9774   0.9761   0.9748   0.9736   0.9724   0.9713   0.9703
     57       0.9808   0.9797   0.9785   0.9774   0.9763   0.9753   0.9744   0.9735
     58       0.9829   0.9819   0.9809   0.9800   0.9791   0.9783   0.9775   0.9769
     59       0.9851   0.9842   0.9834   0.9826   0.9819   0.9812   0.9807   0.9802
     60       0.9872   0.9865   0.9858   0.9852   0.9847   0.9842   0.9839   0.9836
     61       0.9893   0.9888   0.9883   0.9879   0.9875   0.9872   0.9871   0.9871
     62       0.9914   0.9911   0.9907   0.9905   0.9903   0.9903   0.9903   0.9905
     63       0.9935   0.9933   0.9932   0.9931   0.9931   0.9933   0.9936   0.9940
     64       0.9956   0.9955   0.9956   0.9957   0.9959   0.9963   0.9968   0.9974
     65       0.9976   0.9977   0.9979   0.9982   0.9987   0.9992   1.0000   1.0009
     66       0.9996   0.9999   1.0003   1.0007   1.0014   1.0022   1.0031   1.0043
     67       1.0015   1.0020   1.0025   1.0032   1.0040   1.0051   1.0063   1.0077
     68       1.0034   1.0040   1.0048   1.0056   1.0067   1.0079   1.0093   1.0110
     69       1.0053   1.0060   1.0069   1.0080   1.0092   1.0107   1.0124   1.0142
     70       1.0071   1.0080   1.0091   1.0103   1.0118   1.0134   1.0153   1.0175
     71       1.0088   1.0099   1.0112   1.0126   1.0143   1.0161   1.0183   1.0207
     72       1.0105   1.0118   1.0132   1.0148   1.0167   1.0188   1.0211   1.0238
     73       1.0122   1.0136   1.0152   1.0170   1.0190   1.0213   1.0239   1.0268
     74       1.0138   1.0153   1.0171   1.0191   1.0213   1.0238   1.0266   1.0298

                                    Actuarial Basis:  The UP84 (0,0) Table at 9.5%

FORM 10-K                                            Page 256

Exhibit 10.1 (continued)                             Table III

                     JOINT  AND  50PC  SURVIVOR  OPTION FACTORS
FACTORS  TO  CONVERT  A 10  YEAR  C  AND C  ANNUITY  AT RETIREMENT AGE SHOWN INTO
A JOINT AND SURVIVOR ANNUITY PAYABLE TO RETIRED EMPLOYEE FOR LIFE AND, AFTER HIS
DEATH, 50PC CONTINUATION DURING REMAINING LIFETIME OF SURVIVING CONTINGENT ANNUITANT



   Age of                                Age of Employee at Retirement
 Contingent  ----------------------------------------------------------------------
 Annuitant        63       64       65       66       67       68       69       70
  --------  -------- -------- -------- -------- -------- -------- -------- --------
     35       0.9169   0.9139   0.9110   0.9081   0.9054   0.9029   0.9006   0.8987
     36       0.9185   0.9155   0.9126   0.9098   0.9072   0.9047   0.9024   0.9005
     37       0.9201   0.9172   0.9143   0.9116   0.9090   0.9066   0.9044   0.9025
     38       0.9219   0.9190   0.9162   0.9135   0.9109   0.9086   0.9064   0.9046
     39       0.9237   0.9208   0.9181   0.9155   0.9130   0.9107   0.9086   0.9068
     40       0.9256   0.9228   0.9201   0.9176   0.9151   0.9129   0.9109   0.9092
     41       0.9276   0.9249   0.9223   0.9198   0.9174   0.9152   0.9133   0.9117
     42       0.9297   0.9271   0.9246   0.9221   0.9198   0.9177   0.9158   0.9143
     43       0.9319   0.9294   0.9269   0.9246   0.9224   0.9203   0.9185   0.9171
     44       0.9342   0.9318   0.9294   0.9272   0.9250   0.9231   0.9214   0.9200
     45       0.9366   0.9343   0.9320   0.9298   0.9278   0.9259   0.9243   0.9231
     46       0.9392   0.9369   0.9347   0.9327   0.9307   0.9290   0.9274   0.9263
     47       0.9418   0.9396   0.9375   0.9356   0.9338   0.9321   0.9307   0.9297
     48       0.9445   0.9424   0.9405   0.9386   0.9369   0.9354   0.9341   0.9332
     49       0.9473   0.9453   0.9435   0.9418   0.9402   0.9388   0.9377   0.9369
     50       0.9502   0.9484   0.9467   0.9451   0.9437   0.9424   0.9414   0.9407
     51       0.9532   0.9515   0.9499   0.9485   0.9472   0.9461   0.9452   0.9447
     52       0.9562   0.9547   0.9533   0.9520   0.9509   0.9499   0.9492   0.9489
     53       0.9594   0.9580   0.9568   0.9557   0.9547   0.9539   0.9534   0.9532
     54       0.9626   0.9614   0.9604   0.9594   0.9586   0.9580   0.9576   0.9577
     55       0.9659   0.9649   0.9641   0.9633   0.9627   0.9622   0.9621   0.9623
     56       0.9693   0.9685   0.9678   0.9673   0.9668   0.9666   0.9666   0.9671
     57       0.9728   0.9722   0.9717   0.9713   0.9711   0.9711   0.9714   0.9720
     58       0.9763   0.9759   0.9756   0.9755   0.9755   0.9757   0.9762   0.9771
     59       0.9799   0.9797   0.9796   0.9797   0.9800   0.9804   0.9812   0.9823
     60       0.9835   0.9836   0.9837   0.9840   0.9845   0.9852   0.9863   0.9877
     61       0.9872   0.9875   0.9879   0.9884   0.9892   0.9902   0.9914   0.9932
     62       0.9909   0.9914   0.9920   0.9929   0.9939   0.9951   0.9967   0.9988
     63       0.9946   0.9953   0.9963   0.9974   0.9987   1.0002   1.0021   1.0044
     64       0.9983   0.9993   1.0005   1.0019   1.0035   1.0053   1.0075   1.0102
     65       1.0020   1.0032   1.0047   1.0064   1.0083   1.0104   1.0130   1.0160
     66       1.0056   1.0072   1.0089   1.0109   1.0131   1.0156   1.0185   1.0218
     67       1.0093   1.0111   1.0131   1.0154   1.0179   1.0207   1.0240   1.0277
     68       1.0128   1.0149   1.0173   1.0199   1.0227   1.0259   1.0294   1.0336
     69       1.0164   1.0187   1.0214   1.0243   1.0275   1.0310   1.0349   1.0395
     70       1.0199   1.0225   1.0255   1.0287   1.0322   1.0361   1.0404   1.0454
     71       1.0233   1.0263   1.0295   1.0331   1.0369   1.0412   1.0459   1.0513
     72       1.0267   1.0300   1.0335   1.0374   1.0416   1.0462   1.0513   1.0571
     73       1.0300   1.0336   1.0374   1.0417   1.0462   1.0512   1.0567   1.0630
     74       1.0333   1.0371   1.0413   1.0458   1.0507   1.0561   1.0620   1.0687

                                    Actuarial Basis:  The UP84 (0,0) Table at 9.5%

FORM 10-K                                              Page 257

Exhibit 10.1 (continued)                               Table IV

                             ACTUARIAL  EQUIVALENT  FACTORS  TO  CONVERT  A
               MONTHLY  LIFE  ANNUITY  WITH  120  PAYMENTS  CERTAIN  PAYABLE  AT  AGE  65
                 TO  AN  IMMEDIATE  MONTHLY  LIFE  ANNUITY  WITH  120  PAYMENTS  CERTAIN

                            Attained Age Plus Additional Months As Indicated
Attained Acct.  ---------------------------------------------------------------------------
  Age   Equiv.    1      2      3      4      5      6      7      8      9      10     11
 -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
   55   0.3584 0.3614 0.3644 0.3674 0.3704 0.3734 0.3765 0.3795 0.3825 0.3855 0.3885 0.3915
   56   0.3945 0.3979 0.4012 0.4046 0.4080 0.4113 0.4147 0.4181 0.4214 0.4248 0.4282 0.4315
   57   0.4349 0.4387 0.4424 0.4462 0.4499 0.4537 0.4575 0.4612 0.4650 0.4687 0.4725 0.4762
   58   0.4800 0.4842 0.4884 0.4926 0.4968 0.5010 0.5053 0.5095 0.5137 0.5179 0.5221 0.5263
   59   0.5305 0.5352 0.5399 0.5447 0.5494 0.5541 0.5588 0.5635 0.5682 0.5730 0.5777 0.5824
   60   0.5871 0.5924 0.5977 0.6030 0.6083 0.6136 0.6190 0.6243 0.6296 0.6349 0.6402 0.6455
   61   0.6508 0.6568 0.6628 0.6688 0.6747 0.6807 0.6867 0.6927 0.6987 0.7047 0.7106 0.7166
   62   0.7226 0.7294 0.7361 0.7429 0.7496 0.7564 0.7632 0.7699 0.7767 0.7834 0.7902 0.7969
   63   0.8037 0.8114 0.8190 0.8267 0.8343 0.8420 0.8497 0.8573 0.8650 0.8726 0.8803 0.8879
   64   0.8956 0.9043 0.9130 0.9217 0.9304 0.9391 0.9478 0.9565 0.9652 0.9739 0.9826 0.9913
   65   1.0000
                                         Actuarial Basis:  The UP84 (0,0) Table at 7.75%


FORM 10-K                                               Page 258

Exhibit 10.1 (continued)                                Table V


                      FACTORS  TO  CONVERT  A  10  YEAR  CERTAIN  AND  LIFE  ANNUITY
                             TO  A  STRAIGHT  LIFE  ANNUITY  AT  AGES  SHOWN

                             Attained Age Plus Additional Months As Indicated
Attained Benefit --------------------------------------------------------------------------
  Age      %      1      2      3      4      5      6      7      8      9      10     11
 -----   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
   55   1.0345 1.0348 1.0351 1.0354 1.0357 1.0360 1.0364 1.0367 1.0370 1.0373 1.0376 1.0379
   56   1.0382 1.0386 1.0389 1.0393 1.0396 1.0400 1.0403 1.0407 1.0410 1.0414 1.0417 1.0421
   57   1.0424 1.0428 1.0432 1.0436 1.0439 1.0443 1.0447 1.0451 1.0455 1.0459 1.0462 1.0466
   58   1.0470 1.0474 1.0479 1.0483 1.0487 1.0492 1.0496 1.0500 1.0505 1.0509 1.0513 1.0518
   59   1.0522 1.0527 1.0532 1.0537 1.0541 1.0546 1.0551 1.0556 1.0561 1.0566 1.0570 1.0575
   60   1.0580 1.0585 1.0591 1.0596 1.0601 1.0607 1.0612 1.0617 1.0623 1.0628 1.0633 1.0639
   61   1.0644 1.0650 1.0656 1.0662 1.0668 1.0674 1.0680 1.0686 1.0692 1.0698 1.0704 1.0710
   62   1.0716 1.0723 1.0729 1.0736 1.0742 1.0749 1.0756 1.0762 1.0769 1.0775 1.0782 1.0788
   63   1.0795 1.0802 1.0810 1.0817 1.0824 1.0832 1.0839 1.0846 1.0854 1.0861 1.0868 1.0876
   64   1.0883 1.0891 1.0899 1.0907 1.0915 1.0923 1.0931 1.0939 1.0947 1.0955 1.0963 1.0971
   65   1.0979 1.0988 1.0996 1.1005 1.1014 1.1022 1.1031 1.1040 1.1048 1.1057 1.1066 1.1074
   66   1.1083 1.1093 1.1102 1.1112 1.1121 1.1131 1.1140 1.1150 1.1159 1.1169 1.1178 1.1188
   67   1.1197 1.1207 1.1218 1.1228 1.1238 1.1249 1.1259 1.1269 1.1280 1.1290 1.1300 1.1311
   68   1.1321 1.1332 1.1344 1.1355 1.1367 1.1378 1.1390 1.1401 1.1412 1.1424 1.1435 1.1447
   69   1.1458 1.1471 1.1484 1.1497 1.1509 1.1522 1.1535 1.1548 1.1561 1.1574 1.1586 1.1599
   70   1.1612 1.1626 1.1641 1.1655 1.1669 1.1684 1.1698 1.1712 1.1727 1.1741 1.1755 1.1770
   71   1.1784 1.1800 1.1816 1.1832 1.1848 1.1864 1.1881 1.1897 1.1913 1.1929 1.1945 1.1961
   72   1.1977 1.1995 1.2013 1.2031 1.2049 1.2067 1.2086 1.2104 1.2122 1.2140 1.2158 1.2176
   73   1.2194 1.2214 1.2234 1.2254 1.2274 1.2294 1.2314 1.2334 1.2354 1.2374 1.2394 1.2414
   74   1.2434 1.2456 1.2478 1.2501 1.2523 1.2545 1.2568 1.2590 1.2612 1.2634 1.2657 1.2679
   75   1.2701 1.2726 1.2750 1.2775 1.2800 1.2824 1.2849 1.2874 1.2898 1.2923 1.2948 1.2972
   76   1.2997 1.3024 1.3051 1.3078 1.3105 1.3132 1.3159 1.3186 1.3213 1.3240 1.3267 1.3294
   77   1.3321 1.3351 1.3380 1.3410 1.3439 1.3469 1.3499 1.3528 1.3558 1.3587 1.3617 1.3646
   78   1.3676 1.3709 1.3742 1.3774 1.3807 1.3840 1.3873 1.3905 1.3938 1.3971 1.4004 1.4036
   79   1.4069 1.4105 1.4141 1.4177 1.4213 1.4249 1.4285 1.4321 1.4357 1.4393 1.4429 1.4465
   80   1.4501 1.4541 1.4580 1.4620 1.4659 1.4699 1.4738 1.4778 1.4817 1.4857 1.4896 1.4936
   81   1.4975 1.5018 1.5061 1.5105 1.5148 1.5191 1.5234 1.5277 1.5320 1.5364 1.5407 1.5450
   82   1.5493 1.5540 1.5587 1.5634 1.5681 1.5728 1.5776 1.5823 1.5870 1.5917 1.5964 1.6011
   83   1.6058 1.6110 1.6162 1.6214 1.6265 1.6317 1.6369 1.6421 1.6473 1.6525 1.6576 1.6628
   84   1.6680 1.6737 1.6795 1.6852 1.6909 1.6966 1.7024 1.7081 1.7138 1.7195 1.7253 1.7310
   85   1.7367
                                            Actuarial Basis:  The UP84 (0,0) Table at 9.5%



FORM 10-K                                                     Page 259

Exhibit 10.1 (continued)                                      Table VI


               FACTORS  TO  CONVERT  MONTHLY  PAYMENTS  OF  A  10  YEAR  CERTAIN  AND  LIFE  BENEFIT
             BEGINNING  AT  A STATED AGE  TO  ITS  ACTUARIAL  EQUIVALENT  BEGINNING  AT  A  LATER  AGE

  Age at
Subsequent
 Annuity                                         Age at Original Annuity Starting Date
 Starting  ---------------------------------------------------------------------------------------------------------------------
   Age       55     56     57     58     59     60     61     62     63     64     65     66     67     68     69     70     71
- ---------- -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
       55 1.0000
       56 1.0819 1.0000
       57 1.1725 1.0837 1.0000
       58 1.2730 1.1766 1.0857 1.0000
       59 1.3847 1.2799 1.1810 1.0878 1.0000
       60 1.5093 1.3951 1.2873 1.1857 1.0900 1.0000
       61 1.6487 1.5239 1.4062 1.2952 1.1907 1.0924 1.0000
       62 1.8052 1.6685 1.5396 1.4181 1.3036 1.1960 1.0949 1.0000
       63 1.9813 1.8313 1.6898 1.5565 1.4309 1.3127 1.2017 1.0976 1.0000
       64 2.1803 2.0153 1.8596 1.7128 1.5746 1.4446 1.3225 1.2078 1.1005 1.0000
       65 2.4061 2.2239 2.0521 1.8901 1.7376 1.5942 1.4594 1.3329 1.2144 1.1035 1.0000
       66 2.6630 2.4614 2.2712 2.0920 1.9232 1.7644 1.6152 1.4752 1.3441 1.2214 1.1068 1.0000
       67 2.9566 2.7328 2.5216 2.3226 2.1352 1.9589 1.7933 1.6379 1.4922 1.3560 1.2288 1.1103 1.0000
       68 3.2934 3.0441 2.8089 2.5872 2.3785 2.1821 1.9976 1.8245 1.6623 1.5105 1.3688 1.2367 1.1139 1.0000
       69 3.6816 3.4029 3.1400 2.8922 2.6588 2.4393 2.2330 2.0395 1.8582 1.6886 1.5301 1.3825 1.2452 1.1179 1.0000
       70 4.1311 3.8184 3.5234 3.2453 2.9834 2.7371 2.5057 2.2885 2.0850 1.8947 1.7170 1.5513 1.3973 1.2543 1.1221 1.0000
       71 4.6543 4.3020 3.9696 3.6563 3.3613 3.0837 2.8230 2.5784 2.3491 2.1347 1.9344 1.7478 1.5742 1.4132 1.2642 1.1266 1.0000

                                                                                  Actuarial Basis:  The UP84 (0,0) Table at 5%
